UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A (RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Pursuant to §240.14a-12

PAR PHARMACEUTICAL COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAR PHARMACEUTICAL COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2012

TO OUR STOCKHOLDERS:

The 2012 Annual Meeting of Stockholders of Par Pharmaceutical Companies, Inc. will be held on May 17, 2012 at the Intercontinental New York Barclay Hotel, 111 East 48th Street, New York, New York 10017 at 10:00 a.m., local time, for the following purposes:

1.

To elect two Class I members of the Company's Board, to serve until the annual meeting of stockholders in 2015 and until their successors have been duly elected and qualified;

2.

To consider and act upon a proposal to ratify the selection of the independent auditors for the fiscal year ending December 31, 2012;

3.

To approve and adopt the 2012 Omnibus Incentive Plan;

4.

An advisory (non-binding) vote on our 2011 executive compensation programs and policies for our Named Executives;

5.

To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board has fixed the close of business on March 23, 2012 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting.  Only stockholders of record as of the close of business on such date will be entitled to vote at the meeting and any adjournment(s) thereof.

By Order of the Board of Directors

Barry J. Gilman
Secretary

March 29, 2012

YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE THAT HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE.  IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND VOTE YOUR SHARES IN PERSON.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2012

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ONLINE AT www.parpharm.com/proxy

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1

PROPOSAL 1:  ELECTION OF DIRECTORS

6

Identifying and Evaluating Nominees for Director

6

Directors…..

6

PROPOSAL 2:  RATIFICATION OF SELECTION OF AUDITORS

10

CORPORATE GOVERNANCE AND BOARD MATTERS

11

Board Leadership Structure

11

Lead Director

11

Committees

11

Meetings of the Board and Committee Membership

13

Communications with the Board and its Audit Committee

13

Risk Oversight

14

Governance Principles

14

Code of Ethics

14

Director Independence Standards

14

Review and Approval or Ratification of Transactions with Related Persons

15

Certain Relationships and Related Transactions

16

Compensation Committee Interlocks and Insider Participation

16

AUDIT COMMITTEE REPORT

16

DIRECTOR COMPENSATION

17

Cash Compensation

17

Equity Grant

17

Stock Retention Requirements

17

SECURITY OWNERSHIP

18

Security Ownership of Certain Beneficial Owners

18

Security Ownership of Directors and Management

19

PROPOSAL 3:  APPROVAL THE 2012 OMNIBUS INCENTIVE PLAN

21

PROPOSAL 4:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

28

EXECUTIVE COMPENSATION

29

Officers

29

COMPENSATION DISCUSSION AND ANALYSIS

30

      Executive Summary

31

      Compensation Philosophy and Policies Regarding Executive Compensation

32

      The Compensation-Setting Process

36

      Components of Executive Compensation and Decisions Related to 2011 Compensation for Named Executives

41

      Other 2011 Compensation Events

49

      Compensation Committee Report

49

Compensation Risk Assessment

50

Executive Compensation

51

       Summary Compensation Table

51

       Grants of Plan-Based Awards

53

       Outstanding Equity Awards At Fiscal Year-End

54

       Option Exercises And Stock Vested

55

       Non-Qualified Deferred Compensation

55

       Equity Compensation Plan Information

55

       Pension Benefits

55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

55

Employment Agreements with Named Executives

55

Potential Payments and Rights Upon Termination of Employment or Change of Control

58

Non-compete and Non-solicitation

61

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a

       Change of Control or Upon Qualifying Termination Following a Change of Control

61

Named Executive Who Is No Longer Employed by Us

62

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

63

OTHER MATTERS....

63

SUBMISSION OF STOCKHOLDER PROPOSALS

63

APPENDIX A – 2012 OMNIBUS INCENTIVE PLAN

A-1

APPENDIX B – NON-GAAP FINANCIAL MEASURES

B-1

i

PAR PHARMACEUTICAL COMPANIES, INC.
300 Tice Boulevard
Woodcliff Lake, NJ 07677

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2012

____________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

____________________

Why did I receive this proxy statement?

The Board of Directors of Par Pharmaceutical Companies, Inc. is soliciting proxies for its 2012 Annual Meeting of Stockholders and for any adjournment(s) of the meeting.  The meeting will be held on May 17, 2012, at the Intercontinental New York Barclay Hotel, 111 East 48th Street, New York, New York 10017, at 10:00 a.m., local time.

This proxy statement and the company’s 2011 Annual Report on Form 10-K (together, the “proxy materials”), along with either a proxy card or voting instruction card, are being mailed to stockholders on or about April 3, 2012.  The proxy materials contain information you need to know for voting at the meeting.  You do not need to attend the 2012 meeting in order to vote your shares.

Par Pharmaceutical Companies, Inc. is sometimes referred to in this proxy statement as “the company,” “we,” “our” or “us,” and our Board of Directors is sometimes referred to in this proxy statement as the “Board.”

How do I contact the Company’s Secretary?

You may contact our Secretary by sending correspondence to our principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.  Our telephone number is (201) 802-4000.

Who is entitled to vote, and how many votes do I have?

Holders of our common stock as of the close of business on March 23, 2012 (the “Record Date”), are entitled to vote at the 2012 meeting.  For each item presented for vote, you have one vote for each share you own.  We have no class of voting securities other than the common stock, and our stockholders do not have cumulative voting rights.

Any person who acquires shares of common stock after the close of business on March 23, 2012 and wants to vote such shares at the 2012 meeting must obtain a proxy from the record holder of such shares or otherwise take appropriate steps to obtain the voting rights of such record holder.

What constitutes a quorum?

As of the Record Date, we had 36,654,976 shares of common stock outstanding and entitled to vote at the 2012 meeting.  A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum, and a quorum is necessary to conduct business at the meeting.  Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.  If you submit a properly completed and executed proxy, you will be considered part of the quorum.  If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What am I voting on?

You are voting on the following proposals:

•

Election of two Class I members of the Board;

•

Ratification of the selection of the firm of Deloitte & Touche LLP as our independent auditors for the 2012 fiscal year;

•

Approval of our 2012 Omnibus Incentive Plan; and

•

An advisory (non-binding) vote on our 2011 executive compensation programs and policies for Named Executives.

The Board recommends that you vote “FOR” the Class I nominees for director, Peter S. Knight and Thomas P. Rice, “FOR” the ratification of the selection of the firm of Deloitte & Touche LLP as our independent auditors for the 2012 fiscal year, “FOR” the approval of our 2012 Omnibus Incentive Plan, and “FOR” the advisory vote on our 2011 executive compensation programs and policies for Named Executives.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for additional stockholder proposals and nominations has already passed.  Nonetheless, in case there is such an unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy card with respect to any other matter(s) that might be brought before the meeting.  If another proposal is presented, those persons will vote your returned proxy in accordance with their judgment.

How do I vote?

You may vote:

•

in person by attending the meeting;

•

by following the instructions on the enclosed proxy card or voting instruction form and completing and returning it in the pre-paid envelope provided herewith; or

•

if your shares are held in “street name,” by following the instructions sent to you by your broker, bank or other nominee (see “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” below).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” of those shares.  The proxy materials and proxy card have been sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The proxy materials and a voting instruction form have been forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions included in the mailing from your broker, bank or other nominee.  If your shares are held in street name and you wish to attend and vote at the 2012 meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot at the meeting.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees.  Please complete and provide your voting instructions for all proxy cards and/or voting instruction forms that you receive.

What is “householding” and how does it affect me?

Some brokers, banks and other nominee record holders of our common stock may be participating in the practice of “householding” proxy statements, which reduces printing costs and postage fees.  This means that only one copy of the proxy materials may have been sent to multiple stockholders at a shared address.  We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if he or she requests our Secretary to do so.  If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at our address or telephone number listed above.  Our proxy materials are also available on the internet at www.parpharm.com/proxy.

What are the voting requirements to elect the directors and approve proposals?

Directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the 2012 meeting.  The ratification of the selection of Deloitte & Touche LLP, the approval of our 2012 Omnibus Incentive Plan, and the advisory vote on our 2011 executive compensation programs and policies for Named Executives will require the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the meeting.  Any other proposals made at the meeting will require, subject to the General Corporation Law of the State of Delaware, the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

Abstentions will be treated as shares present and entitled to vote for the purpose of determining the existence of a quorum at the meeting.  Under Delaware law, directors are elected by a plurality (i.e. the nominees receiving the most “for” votes), rather than a majority, vote at the meeting.  As a result, abstentions have no effect on the vote required for the election of directors.  With respect to other matters, abstentions have the same effect as “no” votes and may, therefore, affect the outcome of the vote on any such matters.

Are the voting requirements different if my shares are held in “street name?”

Brokers that hold shares for their clients’ accounts vote such shares either as directed by their clients or, if permitted by the rules of the applicable stock exchange or other organization of which they are members, in their own discretion.  Brokers who are members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ shares in such members’ discretion on certain “routine matters,” such as the ratification of the selection of our auditors (proposal 2), if such clients have not timely furnished voting instructions.  The election of directors (proposal 1), the approval of our 2012 Omnibus Incentive Plan (proposal 3), and the advisory vote on our 2011 executive compensation programs and policies (proposal 4), are “non-discretionary” items, and, therefore, brokers cannot vote for these proposals unless specifically instructed to do so by the beneficial owner.

When a broker votes its client’s shares on one or more, but not all, of the proposals submitted at a company’s stockholder meeting, the omitted votes are referred to as “broker non-votes.”  Broker non-votes will be deemed present and included in determining the existence of a quorum at the meeting.  However, broker non-votes will be excluded from the number of shares deemed present and entitled to vote on a matter and, accordingly, broker non-votes reduce the absolute number, but not the percentage (e.g., over 50% of those shares entitled to vote), of affirmative votes required in order to approve the matter.  For this reason, broker non-votes will have no effect on the vote required for any of the matters described herein to be presented at the 2012 meeting.  For matters that under Delaware law require the affirmative vote of the holders of a majority of the outstanding shares of our common stock (such as an amendment to our Certificate of Incorporation), broker non-votes would have the effect of “no” votes.

How will my shares be voted on the matters planned to be presented at the 2012 meeting?

You may vote your shares in your discretion either by proxy or in person at the meeting.  If you vote by proxy, your shares will be voted as indicated in your properly completed proxy.  If you do not indicate how your shares should be voted on one or more matters, the shares represented by your proxy will be voted as recommended by the Board of Directors.  If you are the stockholder of record and you do not return a proxy card or attend the meeting, your shares will not be voted.

What effect will it have if I hold my shares in “street name” and I do not instruct my broker on how to vote?

If your shares are held in “street name” and you do not instruct your broker how to vote with respect to the election of directors (proposal 1), the approval of our 2012 Omnibus Incentive Plan (proposal 3) and the advisory vote on our 2011 executive programs and policies for Named Executives (proposal 4), your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.”  Your broker will, however, be permitted to use its discretion on routine matters such as the ratification of auditors (proposal 2).  See “Are the voting requirements different if my shares are held in “street name?”  We encourage you to provide instructions to your broker, bank or other nominee by completing the instruction card or proxy that it sent to you.  This will ensure that your shares are voted at the 2012 meeting as you direct.

What can I do if I change my mind after I complete a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the meeting by:

•

Sending written notice of the revocation of your proxy to the company’s Secretary;

•

Voting a revised proxy card after the date of the prior proxy; or

•

Voting in person at the 2012 meeting.

The latest dated, properly completed proxy that you submit will count as your vote.  Please note that if you re-vote your shares by mail, your re-vote will not be effective unless it is received by our Secretary prior to the date of the 2012 meeting.  If your shares are held in street name, you must contact your bank, broker or other nominee and follow its procedures for changing your voting instructions.  You may also vote in person at the meeting, provided, if your shares are held in street name, that you obtain a legal proxy from you broker, bank or other nominee as described in the answer to “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”above.  If you attend the meeting and wish to vote at the meeting, but have already returned your properly completed proxy, you may vote by notifying the inspectors of election upon arriving at the meeting.

How can I attend the 2012 meeting?

Admission to the meeting is limited to our stockholders who are eligible to vote or their authorized representatives.  If you are a stockholder of record and wish to attend the meeting, tear off and bring the top half of your proxy card and a photo ID to present for admission into the meeting.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting, you must bring other proof of ownership, such as an account statement, that clearly shows that you held our common stock on the Record Date, or a legal proxy obtained from your bank, broker or other nominee.  You must also bring a photo ID.

No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.

Who will count the vote?

We will appoint one or more inspectors of election to conduct the voting at the meeting.  Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their ability.  The inspectors will ascertain the number of shares of common stock outstanding, determine the shares present at the meeting for quorum and voting purposes and the validity of proxies and ballots, count all proxies and ballots and perform certain other duties as required by Delaware law.  The inspectors will tabulate the number of votes cast for, against or withheld as to, as well as the number of abstentions and broker non-votes in respect of, all proposals submitted at the meeting.

How much will this proxy solicitation cost and who pays that expense?

We have retained and will pay Georgeson Inc. to assist us in the distribution and solicitation of proxies.  Solicitations of proxies will be made principally by mail and may, additionally, be made by our directors, officers and other employees personally and/or via telephone, facsimile, electronic mail or other means of communication.  Our directors, officers and other employees will not receive any additional compensation, but may be reimbursed for any reasonable out-of-pocket expenses that they incur, in connection with such solicitations.  We will, upon request, reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses incurred in transmitting proxies and related materials to beneficial owners.  We believe that the total cost of distributing and soliciting proxies will not be material to the company.

When are stockholder proposals due for the 2013 Annual Meeting?

Any proposal that is intended to be presented by any stockholder for action at the 2013 Annual Meeting of Stockholders must be received in writing by our Secretary no later than December 4, 2012 in order for such proposal to be considered for inclusion in the company’s proxy statement and form of proxy relating to the 2013 Annual Meeting.

Under our Bylaws, advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, our Secretary at the address indicated above, not less than 20 nor more than 60 days prior to the 2013 Annual Meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2013 Annual Meeting date is given or made to the stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

In addition, if we do not receive written notice by February 18, 2013 of a matter proposed to be submitted for stockholders’ vote at the 2013 Annual Meeting of Stockholders, proxies received by members of our management for such meeting may be voted, at the discretion of such members, on any matter(s) that properly come before such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board strives to achieve a membership of qualified individuals with a mix of qualities that best serve the company’s needs.  Although we do not have a formal written diversity policy, the Nominating-Corporate Governance Committee (referred to hereafter as the “Nominating Committee”) consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time.  In order to identify the best candidates for the Board’s needs, the Nominating Committee considers the following criteria:

•

judgment, character, expertise, skills, experience and knowledge useful to the oversight of the company’s business;

•

diversity of viewpoints, backgrounds, experiences and other relevant demographic factors;

•

business or other relevant experience; and

•

the extent to which the interplay of the candidate’s expertise, skills, experience and knowledge with those of other Board members will help to build a Board that is more effective, collegial and responsive to the needs of the company and our stockholders.

The Nominating Committee also considers industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science.

When considering candidates for election (or re-election) to the Board, the Nominating Committee considers the entirety of a candidate’s credentials and background and does not impose any specific minimum qualifications that must be met by the candidate.  However, the members of the Nominating Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflicts of interest that interfere with his or her performance as a director.

The procedures governing stockholder nominations of persons to serve as directors are set forth in our Bylaws.  Stockholders wishing to submit nominations must notify us at our principal executive offices, located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677.  In order to be considered by the Nominating Committee, nominations must be in writing and addressed to our Secretary and received by us on or before the deadline set forth earlier in this proxy statement in the section entitled “When are stockholder proposals due for the 2013 Annual Meeting?” under “Questions and Answers About the Annual Meeting.”  The Nominating Committee evaluates each candidate, including Board incumbents, based on the same criteria.  After a candidate has been contacted and agreed to being considered as a nominee, the Nominating Committee will review the candidate’s résumé and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the company.

Directors

Our Certificate of Incorporation provides that the Board is to be divided into three classes, with the term of office of one class expiring each year.  This year, two Class I directors are standing for election.  Our Bylaws prescribe that the number of directors constituting the Board be not less than three nor more than 13, with the actual number to be set from time to time by resolution of the Board.  In 2010, the Board set the number of directors at seven (two in Class I, two in Class II and three in Class III).  The Board’s succession policy, as set forth in the Corporate Governance Guidelines, requires that directors retire at the annual meeting of stockholders after reaching the age of 72, unless such requirement is waived by the Board.  In 2011, the Board waived the requirement that Joseph E. Smith (who is the Lead Director) retire, upon having reached the age of 72, and he was re-elected to the Board by the stockholders at last year’s annual meeting as a Class III director with a term expiring in 2014.

Peter S. Knight and Thomas P. Rice, each a present Class I director, have each been nominated for re-election as a Class I director.  Mr. Knight was re-elected by the stockholders at the 2009 Annual Meeting of Stockholders and Mr. Rice was elected by the Board in 2009 to fill a vacancy on the Board.  If re-elected to the Board, the Class I directors’ term will expire in 2015.  Our Class II directors have terms that expire in 2013 and our Class III directors have terms that expires in 2014.

Proxies solicited by this proxy statement will be voted at the meeting in favor of the election of Messrs. Knight and Rice as Class I director nominees, unless authority to do so is withheld on the accompanying proxy card.  The Board and the Nominating Committee have both recommended the election of the nominees.  Proxies may not be voted for a greater number of persons than the number of nominees named herein (i.e., two).  Each of the Class I nominees has consented to serve, if elected, as a director of the company and to be named in this proxy statement.  In the unexpected event that either of the nominees is unable to or will not serve as a director, it is intended that proxies will be voted for the election of a substitute nominee.  Directors are elected by the affirmative vote of a plurality of the shares of our common stock present at the meeting.

Messrs. Knight and Rice, our Class I nominees, as well as all of our directors, are seasoned individuals who bring to the Board a vast array of public company, financial services, private company, public sector, non-profit and other business experience.  Among other skills, they have experience as senior executive managers and board directors in the pharmaceutical industry, investment and financial services, finance and accounting, operations management, strategic planning, business development, regulatory and government affairs, and corporate governance – qualities that led the Board to conclude that they should serve as our directors in light of our company’s business and structure, the business environment and the company’s long-term strategy.  Certain of these specific experiences, qualifications, attributes and skills for each director are described in each director’s biography below.

The following paragraphs set forth certain information (provided by them) regarding the Class I director nominees, and highlights of their skills and experiences that led the Board to select them to serve as directors.

PETER S. KNIGHT (1)(2)

AGE 61

CLASS I DIRECTOR SINCE 2001

Mr. Knight has many years of experience in the pharmaceutical industry, finance and law.  Since August 2004, Mr. Knight has been President of Generation Investment Management U.S. LLP, a London-based investment firm focusing on sustainable investing in public and private markets.  He is a director of Medicis Pharmaceutical Corporation (NYSE), a specialty pharmaceutical company focusing on dermatology and aesthetic conditions.  Mr. Knight was a director of EntreMed, Inc. (NASDAQ), a clinical stage pharmaceutical company from June 2000 to June 2010.  He is a member of Cornell’s Johnson School Center for Sustainable Global Enterprise.  Mr. Knight’s legal experience includes his position as general counsel to Medicis Pharmaceutical Corporation from 1989 to 1991 and as a named partner in a Washington D.C. law firm.  From 1977 to 1989, Mr. Knight was chief of staff to Al Gore when Mr. Gore served in the U.S. House of Representatives and later in the U.S. Senate.  Mr. Knight has also held senior positions in four presidential campaigns, including as the campaign manager for the successful 1996 re-election of President Clinton.  Mr. Knight received his B.A. from Cornell University and his J.D. from the Georgetown University Law Center.

The Board selected Mr. Knight to serve on the Board because his valuable experience as a lawyer, executive management skills, and investment and financial expertise contribute to the breadth of knowledge of the Board.

THOMAS P. RICE (1)(2)

AGE 61

CLASS I DIRECTOR SINCE 2009

Mr. Rice has extensive experience as a finance expert and pharmaceutical executive.  Mr. Rice was Chief Executive Officer of Andrx Corporation, a specialty pharmaceutical company, from 2004 to 2006, when Andrx was sold to Watson Pharmaceuticals.  He also served as a director of Andrx from 2003 to 2006.  Following the sale, Mr. Rice returned as General Manager and Partner to Columbia Investments LLC, which invests in local businesses in Baltimore and which Mr. Rice co-founded in 1996.  Prior to joining Andrx, Mr. Rice served in various executive and financial positions at Chesapeake Biological Laboratories (from 1999 to 2003) and Circa Pharmaceuticals (from 1993 to 1996).  Mr. Rice is currently a director of Chemed Corporation, the owner of VITAS Healthcare Corporation and Roto-Rooter.  A Certified Public Accountant, Mr. Rice holds a B.S. from the University of Maryland and an M.S. in Finance from Loyola College.

The Board selected Mr. Rice to serve on the Board because he brings his years of experience to the Board as a financial expert and as a chief executive officer in both public and private pharmaceutical companies.

The following paragraphs set forth certain information (provided by them) regarding the Class II directors (whose terms expire in 2013) and the Class III directors (whose terms expire in 2014) and the years in which each was first elected or selected as a director of the company, and highlights of their skills and experience that led the Board to select them to serve as directors.

MELVIN SHAROKY, M.D. (3)(4)

AGE 61

CLASS II DIRECTOR SINCE 2007

Dr. Sharoky has extensive experience in the pharmaceutical industry as a physician, scientist and executive.  He is currently a medical consultant to various companies.  Dr. Sharoky has served on the board of directors of Insmed Corporation, a biopharmaceutical company, since 2001, and as Chairman of the Board from June 2009 to December 2010.  He was President of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company, from 1995 to 2001, and was President and CEO of Somerset from 2002 to 2007.  For a portion of 2007, Dr. Sharoky was a consultant to Somerset.  Previously, he was President of Watson Pharmaceuticals (from 1995 to 1998) and chief executive officer of Circa Pharmaceuticals (from 1993 to 1998).  From 1988 to 1993, Dr. Sharoky held various senior positions in research and development at Circa Pharmaceuticals.  Dr. Sharoky received a B.A. in biology from the University of Maryland in Baltimore County and an M.D. from the University of Maryland School of Medicine.

The Board selected Dr. Sharoky to serve on the Board because his extensive experience as a physician, scientist, pharmaceutical executive and board member, in both public and private proprietary and generic pharmaceutical companies, brings valuable insight and perspective to the Board.

PATRICK J. ZENNER (3)(4)

AGE 65

CLASS II DIRECTOR SINCE 2010

Mr. Zenner retired in January 2001 from Hoffmann-LaRoche Inc., North America, where he served as President and Chief Executive Officer since 1993.  Hoffmann-LaRoche, Inc., based in Nutley, NJ, is the prescription drug unit of the Roche Group.  Mr. Zenner held various executive positions during his 32-year career with Hoffmann-LaRoche.  Since 2002, Mr. Zenner has served on the boards of directors of ArQule, Inc. (and as Chairman since 2004) and West Pharmaceutical Services, Inc.  He is also a member of the Board of Trustees of Creighton University and is Chairman of the Board of Trustees of Fairleigh Dickinson University.  During the past five years, Mr. Zenner previously served on the boards of directors of Curagen Corporation, Dendrite International, Inc., Exact Sciences Corporation, Geron Corporation, Praecis Pharmaceuticals, Inc. Sciele Pharma Inc. and Xoma Ltd.  Mr. Zenner holds a B.S. (Business Administration) from Creighton University and an MBA from Fairleigh Dickinson University.

The Board selected Mr. Zenner to serve on the board because his extensive experience as a pharmaceutical executive and board member, in both public and private proprietary pharmaceutical companies, brings valuable insight and perspective to the board.

PATRICK G. LEPORE (3)

AGE 56

CLASS III DIRECTOR SINCE 2006

In August 2007, Mr. LePore was named Chairman of the Board.  Since September 2006, Mr. LePore has been the Chief Executive Officer of the company and its wholly-owned operating subsidiary, Par Pharmaceutical, Inc. (and President during such time until November 2011).  From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc.  From 1984 until 2002, he was with BLP Group Companies, a full service medical communication/education company that was sold to Cardinal Health in 2002, ultimately as Chairman, President and Chief Executive Officer.  From 2005 until September 2006, Mr. LePore was a member of a number of non-profit and for-profit boards.   Mr. LePore is a trustee of Villanova University.  He has a B.A. from Villanova University and an MBA from Fairleigh Dickenson University.

The Board selected Mr. LePore to serve on the Board because he brings to the Board his past and ongoing management experience in the pharmaceutical industry.  As our current Chief Executive Officer, Mr. LePore’s intimate understanding of our day-to-day operations and strategic strengths make him an invaluable link between management and the Board.

RONALD M. NORDMANN (1)(2)

AGE 70

CLASS III DIRECTOR SINCE 2001

Mr. Nordmann has made a career in the financial services industry with a focus on the health care sector.  Since 2000, Mr. Nordmann has been Co-President of Global Health Associates, LLC, a provider of consulting services to the pharmaceutical and financial services industries.  Previously, Mr. Nordmann served in various positions at Deerfield Management, most recently as a partner/portfolio manager responsible for analysis and stock selection in the health care sector.  Mr. Nordmann is a trustee of The Johns Hopkins University.  He received a B.A. from The John Hopkins University and an MBA from Fairleigh Dickinson University.

The Board selected Mr. Nordmann to serve on the Board because he brings to the Board his years of experience and breadth of knowledge as a financial analyst in the health care industry.

JOSEPH E. SMITH (3)(4)

AGE 73

CLASS III DIRECTOR SINCE 2004

Mr. Smith has extensive executive and managerial experience in the pharmaceutical and health care industries.  In August 2007, Mr. Smith was named Lead Director of the Board.  He served from 1989 in various senior executive positions with Warner-Lambert Company, most recently as Corporate Executive Vice President and as a member of the Office of the Chairman and of Warner Lambert’s Management Committee, until his retirement in 1997.  Mr. Smith was a director of HLTH Corporation (formerly Emdeon Corporation) from 2000 until 2009, when HLTH merged with WebMD Health Corp., a provider of health care information services, at which point Mr. Smith became a director of WebMD Health.  Mr. Smith serves on the Board of Trustees of the International Longevity Center, a non-profit organization.  He received an MBA from the Wharton School of the University of Pennsylvania.

The Board recognizes Mr. Smith’s extraordinary and valuable service and unique contributions as a Board member and his continued leadership as Lead Director.  In addition, the Board selected Mr. Smith to serve on the Board because of his executive management and board experience in both public and private pharmaceutical companies.

***

______________________

(1)  Member of the Audit Committee of the Board

(2)  Member of the Nominating-Corporate Governance Committee of the Board

(3)  Member of the Corporate Development Review Committee of the Board

(4)  Member of the Compensation and Management Development Committee of the Board

Vote Required:

Directors will be elected by the affirmative vote of a plurality of the shares of our common stock present, in person or by proxy at the meeting.

Recommendation of the Board of Directors:

The Board unanimously recommends a vote “FOR” the election of Peter S. Knight and Thomas P. Rice as Class I directors.

PROPOSAL 2:

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and, as a matter of good corporate governance, we are submitting our selection to a stockholder vote.  In the event that the Audit Committee’s selection of an independent registered public accounting firm is not ratified by the stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

A representative of Deloitte & Touche LLP is expected to attend the 2012 meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

The fees payable for services provided to us by Deloitte & Touche LLP in fiscal years 2011 and 2010 were separately approved by the Audit Committee in accordance with the Sarbanes-Oxley Act of 2002 and were as follows:

	2011	2010
Audit Fees	$1,670,250	$1,360,000
Audit-Related Fees	--	--
Tax Fees	102,685	$191,565
All Other Fees	--	--
	__________	__________
Total Fees	$1,772,935	$1,551,565

Audit Fees.  Represents fees for professional services rendered by Deloitte & Touche LLP with respect to the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services associated with Section 404 of the Sarbanes-Oxley Act relating to internal control over financial reporting.

Tax Fees.  Represents fees for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.

The Audit Committee has adopted a written policy that requires the advance approval of all audit, audit-related, tax and other services performed by our independent auditors.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless a specific service has been previously pre-approved with respect to a given year, the Audit Committee must approve such service before the independent auditors may be engaged to perform it.  The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services so long as the Chairman reports any such decisions to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee approved, in advance, all audit and tax services provided for a fee by Deloitte & Touche LLP in fiscal years 2011 and 2010.  The Audit Committee will continue to pre-approve all audit and non-audit services provided to us by our independent auditors in compliance with Section 404 of the Sarbanes-Oxley Act.  The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP was compatible with maintaining its independence and determined that the nature and substance of the non-audit services did not impair the status of Deloitte & Touche LLP as our independent auditors.

Vote Required:

Assuming a quorum exists at the meeting, the ratification of the selection of Deloitte & Touche LLP will be approved upon the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

Recommendation of the Board of Directors:

The Board unanimously recommends a vote “FOR” Proposal 2.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

The Board believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and is most capable of effectively identifying strategic priorities and leading the development and execution of our corporate strategies.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.  The Board believes that the combined role of Chairman and Chief Executive Officer promotes optimal strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop and oversee strategic direction and hold management accountable for the execution of corporate strategies.  The Board believes that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders, because this arrangement provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Joseph E. Smith, an independent director, was selected by the independent directors to serve as the Lead Director to preside at all executive sessions of independent directors, to represent their interests to management, and to function as a liaison with management.  In addition, the Lead Director reviews the schedule for Board and Committee meetings in advance and meets regularly with the Chairman and management to keep up-to-date on developments.  The Lead Director reviews the agenda for each Board meeting and has the opportunity to request such changes as he deems appropriate to ensure that the interests and requirements of the independent directors are properly addressed.  The independent directors meet at least twice a year without members of our management being present, which meetings are chaired by the Lead Director.

Committees

The responsibilities of each committee are set forth in written charters, which are reviewed annually by the committee and, where appropriate, the Board.  All of the committee charters are available on our website at www.parpharm.com/governance.

The Board has established four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating-Corporate Governance Committee, and the Corporate Development Review Committee.  The members and principal responsibilities of each committee are set forth below.

Audit Committee

The Audit Committee is currently composed of Messrs. Rice (Chairman), Knight and Nordmann.  The Audit Committee reviews our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent auditors.  In addition, the Audit Committee: (i) reviews the results of the annual audit with management and our independent auditors; (ii) reviews with financial management and our independent auditors significant financial reporting issues and practices, any changes in accounting principles and disclosure practices; (iii) reviews the proposed scope of the annual audit and approves the audit fees to be paid in connection with the annual audit; (iv) discusses the adequacy and effectiveness of our internal controls over financial reporting with the independent auditors and our financial and accounting staff; (v) assists the Board in monitoring the integrity of our financial statements and our systems of internal control over financial reporting, as well as management’s report; (vi) inquires of management and our independent auditors concerning significant risks or exposures and assesses the steps that management has taken to minimize such risks and exposures to the company; and (vii) reviews annually the adequacy of the Audit Committee’s Charter and the functions and independence of the Audit Committee.

The Audit Committee is governed by our Audit Committee Charter, which is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.  The Board has determined that all of our Audit Committee members meet the independence, financial literacy and experience requirements of the NYSE and the applicable rules and regulations of the SEC.  The Board has determined that Mr. Rice satisfies the requirements for an “audit committee financial expert” and has designated him as our audit committee financial expert.  None of the Audit Committee members serves on the audit committee of more than three public companies.

Compensation and Management Development Committee

The Compensation and Management Development Committee (referred to hereafter as the “Compensation Committee”) is currently composed of Dr. Sharoky (Chairman) and Messrs. Smith and Zenner, each of whom the Board has determined meets the independence requirements of the NYSE.  The Compensation Committee sets and approves salary and bonus levels for our executive officers and administers our long term incentive programs (such as the 2004 performance equity plan) and the annual incentive program.  The Compensation Committee administers and has the responsibility for the granting of stock options, restricted stock awards and other awards under such plans.  It also oversees plans for management development and succession.  The Compensation Committee is governed by our Compensation and Management Development Committee Charter, which is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Nominating-Corporate Governance Committee

The Nominating Committee is currently composed of Messrs. Nordmann (Chairman), Knight and Rice, each of whom the Board has determined meets the independence requirements of the NYSE.  The Nominating Committee is responsible for identifying and recommending nominees for the annual election to the Board and for filling any vacancies (and newly-created directorships) on the Board, as described in “Identifying and Evaluating Nominees for Director” on page 6 above.  In addition, the Nominating Committee considers any recommendations made by stockholders of persons to be nominated as directors.  During 2011, we did not receive any recommendations from our stockholders of persons to be nominated as directors.  The Nominating Committee has recommended the nominees, Peter S. Knight and Thomas P. Rice, for election as Class I directors.

The Nominating Committee is governed by our Nominating-Corporate Governance Committee Charter.  This Charter sets forth various corporate governance issues and principles, including the recommendation process for nominees to the Board and its committees, and provides independence standards for members of the Board and our committees that meet the requirements of the NYSE.  The Nominating-Corporate Governance

Committee Charter is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Corporate Development Review Committee

The Corporate Development Review Committee is currently composed of Messrs. Smith (Chairman), LePore, Zenner and Dr. Sharoky.  The Corporate Development Review Committee reviews and provides guidance to our management and serves as a conduit between management and the Board with respect to the ongoing development and implementation of our business goals, strategies and long-term initiatives, including strategic considerations in the allocation of corporate resources.  The Committee is governed by its Charter, which is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Meetings of the Board and Committee Membership

The Board met nine times during 2011, and the independent directors met four times without any of our officers present.  During 2011, each current director attended at least 75% of the aggregate meetings of the Board and the Committees of the Board to which each was assigned.  In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications as the need arises, including through considerable telephone contact with the Lead Director, the Chairman and Chief Executive Officer, and others regarding matters of interest and concern to the company.

We encourage all directors and nominees to attend the 2012 meeting of our stockholders.  All members of the Board attended our last annual meeting of stockholders, held on May 17, 2011.

The table below sets forth the current members of each committee as of March 23, 2012, and the number of Board and committee meetings held in 2011.  The Board held four regularly scheduled meetings and five special meetings in 2011.

Name of Director	Board	Audit	Compensation	Nominating	Corporate Development Review
Peter S. Knight	Member	Member		Member
Patrick G. LePore	Chairman				Member
Ronald M. Nordmann	Member	Member		Chairman
Thomas P. Rice	Member	Chairman		Member
Melvin Sharoky	Member		Chairman		Member
Joseph E. Smith	Member*		Member		Chairman
Patrick J. Zenner	Member		Member		Member
Total meetings in 2011	9	4	7	2	2

*Mr. Smith has been designated Lead Director

Communications with the Board and its Audit Committee

Stockholders, employees and other interested persons who so wish may communicate directly with the full Board, the Chairman of the Board or specified individual directors by directing such communications in writing to us at our principal executive offices, Attention: Assistant to the Chief Executive Officer.  In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, including by members of the Board and the Audit Committee, regarding accounting, internal control over financial reporting or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in our Whistleblower Policy, which is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.

Risk Oversight

Our Board recognizes that, although risk management is primarily the responsibility of our management team, the Board plays a critical role in the oversight of risk.  The Board believes that an important part of its responsibilities is to assess the major risks the company faces and review our options for monitoring and controlling these risks.  The Board has delegated specific responsibility for overseeing risk management for the company to the Audit Committee, including oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting.  This includes the company’s risk assessment and management policies, our major financial risk exposure, and the steps taken by management to monitor and mitigate such exposure.  The Compensation Committee oversees the risks relating to our compensation policies and practices as well as management development and leadership succession in our various business units.  The Audit Committee and the Compensation Committee report to the entire Board in sufficient detail to allow the Board to provide meaningful oversight.

Governance Principles

In order to help promote the effective functioning of the Board and its committees and the interests of our stockholders, and to ensure a common set of expectations as to how the Board, its committees, individual directors and our management should perform their functions, the Board adopted in 2003 and amended in 2008 the Par Pharmaceutical Companies, Inc. Corporate Governance Guidelines.  The Corporate Governance Guidelines address, among other things, Board responsibilities, responsibilities of the committees of the Board, executive sessions of independent directors, selection of nominees for our directors, director succession, expectations for directors, and annual self-evaluations of the Board and its committees.  The Corporate Governance Guidelines are posted on our website at www.parpharm.com/governance and are available in print to any of our stockholders upon written request.

Code of Ethics

We have adopted a Code of Ethics for the officers, employees and directors of the company and our subsidiaries.  The Code of Ethics have been designed to ensure that our business is conducted in a legal and ethical manner.  The Code forms the foundation of a comprehensive process that principally includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the importance of the integrity of all individuals employed or associated with our company and our subsidiaries.  Our policies and procedures cover several areas of professional conduct, including employment policies, conflicts of interest, intellectual property matters and the protection of confidential information, as well as the adherence to all laws and regulations applicable to our business and operations.  Additionally, the Code of Ethics is intended to focus the Board and its individual members on areas of ethical risk, help directors, officers and employees recognize and address ethical issues, provide procedures to report unethical conduct, and foster a culture of honesty and accountability.

A copy of our Code of Ethics is posted on our website at www.parpharm.com/governance and is available in print to any of our stockholders upon written request.  We will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics for officers and directors on our website within four business days following such amendment or waiver.

Director Independence Standards

Pursuant to our Corporate Governance Guidelines, we apply the director independence standards contained in the NYSE corporate listing standards. The NYSE corporate listing standards require that a majority of directors at any time must be independent, and for a director to be considered an

“independent director,” the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the company).  Additionally, the existence of any of the following situations would preclude a director from being independent:

•

If, within the last three years, the director was employed by the company, or received from the company more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service).

•

If, within the last three years, an immediate family member of the director was employed as an executive officer of the company, or received from the company more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service).

•

If (i) the director is a current partner or employee of our external auditor; (ii) the director has an immediate family member who is a current partner of our external auditor; (iii) the director has an immediate family member who is a current employee of our external auditor and personally works on our audit; or (iv) within the last three years, the director or an immediate family member was (but no longer is) a partner or employee of our external auditor and personally worked on our audit within that time.

•

If, within the last three years, one of our executive officers was on the compensation committee of the board of directors of another company that employed our director as an executive officer or that employed an immediate family member of the director as an executive officer.

•

If the director is a current employee, or the director’s immediate family member is a current executive officer, of a company that has made payments to us or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board has determined that each of our current directors, with the exception of Mr. LePore, our Chairman and Chief Executive Officer, is independent.

In connection with its determination of whether each director is independent, the Board considered the following as part of its annual review of director independence:

•

Mr. Knight is a director of Medicis Corporation, which is a party to a commercialization agreement with the company.  Under this agreement, the company has acquired from Medicis the right to manufacture and distribute a product and a related product.  The company entered into this agreement in the normal course of business and has determined that that this product  is not material to the company’s business.  The Board has reviewed and evaluated our relationship with Medicis Corporation and determined that the relationship did not affect Mr. Knight’s independence as a director.

Review and Approval or Ratification of Transactions with Related Persons

We currently do not have any formal policies or procedures for the review, approval or ratification of transactions with related persons.  Instead, related party transactions are reviewed on an ad hoc basis as they arise.  Related party transactions are identified by the directors themselves and may be identified by management pursuant to a director notification policy that we implemented in 2006.  Pursuant to this policy, we maintain a list of companies and other organizations with which each director has a relationship and a list of our significant customers, suppliers and service providers. Directors are required to inform our Secretary prior to accepting a new position, such as a position as a corporate director or officer of a business, a director of a charitable or non-profit organization, or a position affiliated with a law firm or audit firm that provides services to us or to our significant suppliers, customers, service providers or competitors.  This will permit us to review the lines of business of the other company, or to monitor the level of contributions to charitable organizations, to assure that no conflict exists between the companies and to evaluate our business relationship, if any, with the other company.  This notification policy was implemented by the Board in order to evaluate whether a position that a director proposes to take may affect his or her independence.  Such notifications will also alert us about related party transactions so that the Audit Committee may review them, as appropriate.

Certain Relationships and Related Transactions

During 2011, we did not participate in any transactions in which any of our directors, executive officers or any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is, or was ever, an officer or employee of the company or any of our subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by us under any subsection of Item 404 of Regulation S-K promulgated by the SEC.  During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

AUDIT COMMITTEE REPORT

Our management is responsible for preparing our financial statements and establishing reporting systems and internal control over financial reporting.  Management also is responsible for reporting on the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements, in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States and issuing a report on these financial statements.  As provided in the Audit Committee Charter, the Audit Committee’s responsibilities include the oversight of these processes.  As part of its oversight responsibilities, the Audit Committee periodically met with both our management and Deloitte & Touche LLP, with and without management present, to discuss the adequacy and effectiveness of our internal control over financial reporting and the quality of its financial reporting processes.

In this context, before we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with the SEC, the Audit Committee reviewed and discussed the audited financial statements with our management and Deloitte & Touche LLP; the Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and SEC Rule 207, as such may have been modified or supplemented; the Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as such may have been modified or supplemented, and discussed with the independent registered public accounting firm the firm’s independence; and, based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC.

AUDIT COMMITTEE

Thomas P. Rice (Chairman)

Peter S. Knight

Ronald M. Nordmann

DIRECTOR COMPENSATION

Directors who are also our employees (or who are employed by any of our subsidiaries) receive no additional remuneration for serving as directors or members of committees of the Board.  All directors are entitled to reimbursement for out-of-pocket expenses incurred by them in connection with their attendance at Board and committee meetings.  In March 2011, the Compensation Committee retained Exequity LLP to review the current compensation of our non-employee directors.  After review and evaluation of Exequity’s report, the Compensation Committee recommended to the Board, and, on May 17, 2011, the Board approved, an increase in compensation for non-employee directors. The following describes the annual compensation for non-employee directors for fiscal 2011:

Cash Compensation

	Prior to May 17, 2011	Effective May 17, 2011
Annual Board retainer	$50,000	$ 60,000
Lead Director	35,000	35,000
Audit Committee retainer	10,000	15,000
Audit Committee Chairmanship	15,000	25,000
Committee retainer	5,000	10,000
Committee Chairmanship	10,000	20,000

Pursuant to the directors’ stock and deferred fee plan, non-employee directors may elect to have up to 100% of their annual retainer fees and committee membership retainer fees treated as deferred stock units, which units represent shares of our common stock.  The retainer fees are converted into deferred stock units at the fair market value of our stock as of the date of conversion and may not be issued or otherwise distributed as actual shares until the director’s retirement.

Equity Grant

Under the directors’ stock and deferred fee plan, directors receive an annual grant on the earlier of (a) the date on which our stockholders elect directors at an annual meeting of stockholders or any adjournment thereof, (b) the date in January of each year on which the first meeting of the Compensation Committee occurs or (c) the last business day of January of such fiscal year.  Pursuant to our directors’ plan, on January 6, 2011 (the date of the first meeting of the Compensation Committee in 2011), each non-employee director received an annual grant of 2,737 restricted stock units, which is equal to the number of shares of our common stock having an aggregate fair market value on the date of grant equal to $100,000.  On May 17, 2011, the Board approved the increase in the annual grant of restricted stock units from $100,000 to $125,000.  On that date, each non-employee director received an additional grant of 365 restricted stock units, representing a prorated amount of shares of our common stock having an aggregate fair market value equal to $12,500.  Similar to the deferred stock units, the restricted stock units are also credited to the director’s stock account and are not issued or otherwise distributed as actual shares to the director until a director’s retirement from the Board.  Restricted stock units vest on the first anniversary of the date they are granted and will be forfeited if the director is removed for cause prior to the vesting date.

If our stockholders approve the 2012 Omnibus Incentive Plan, all future equity grants and retainer deferrals for non-employee directors will be granted under the 2012 Omnibus Incentive Plan upon the same terms and conditions as described above and the current directors’ plan will be frozen, and no new grants will be made under that plan.  See “Proposal 3 – Approval of 2012 Omnibus Incentive Plan” beginning on page 21.

Stock Retention Requirements

To align the interests of our directors with those of our stockholders, in addition to the vesting conditions on annual restricted stock units described above, the restricted stock units and deferred stock units are credited to a directors’ stock account during such director’s tenure as a member of the Board, held in the respective directors’ stock account and may not be issued or otherwise distributed as actual shares until 180 days after the director’s retirement from the Board.

The following table sets forth the total 2011 compensation of each our non-employee directors who earned director compensation in 2011:

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards (3)(4)(5) ($)	Option Awards ($)	Total ($)
Peter S. Knight	$ 0	$187,585	$0	$187,585
Ronald M. Nordmann	$82,500	$112,533	$0	$195,033
Thomas P. Rice	$82,500	$112,533	$0	$195,033
Melvin Sharoky	$77,500	$112,533	$0	$190,033
Joseph E. Smith	$ 0	$225,086	$0	$225,086
Patrick J. Zenner	$70,000	$112,533	$0	$182,533

      (1)

Fees earned in cash by Messrs. Knight and Smith were deferred, at their election, into stock units and are reflected in the column entitled “Stock Awards.”

       (2)

Includes cash Board, committee and chairman retainer fees.

       (3)

On January 6, 2011, each non-employee director received 2,737 restricted stock units, or RSUs (reflects rounding up of fractional shares to the next whole number).  The grant date fair value of each RSU was $36.54.  On May 17, 2011, each director received 365 additional RSUs and the grant date fair value of each RSU was $34.31.  The amounts listed reflect the full grant date fair values in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-10 Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

       (4)

On a quarterly basis during 2011, Messrs. Knight and Smith deferred compensation they earned in cash into stock units, or SUs. The grant date fair value of each SU grant was $38.78 per share on January 3, 2011 for the first quarter, $31.87 per share on April 1, 2011 for the second quarter, $33.37 per share on July 1, 2011 for the third quarter, and $26.11 per share on October 1, 2011 for the fourth quarter of 2011.  The amounts listed reflect the full grant date fair values in accordance with FASB ASC 718-10 Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

      (5)

RSUs vest on the first anniversary of the date they are granted and will be forfeited if the director is removed for cause prior to the vesting date.  RSUs and SUs are credited to a directors’ stock account during such director’s tenure as a member of the Board, held in the respective directors’ stock account and may not be issued or otherwise distributed as actual shares until 180 days after the director’s retirement from the Board.  See “Security Ownership of Directors and Management” on page 19 for ownership by our non-employee directors of RSUs and SUs.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the persons who are known by us to own beneficially more than 5% of our common stock, based solely upon filings made by such persons with the SEC as of March 23, 2012, on Schedule 13G (and any amendment(s) thereto) pursuant to Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and, where believed by us to foster the accuracy of such information, upon filings made by such persons as of March 23, 2012, on Schedule 13F pursuant to Section 13(f) of the Exchange Act.  Pursuant to rules promulgated under the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security or to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock
Relational Investors Mid-Cap Fund I, L.P. Relational Investors Mid-Cap Fund II, L.P.(2)	3,177,431	8.71%
BlackRock, Inc. (3)	3,142,228	8.61%
Lord, Abbett & Co. LLC(4)	2,586,954	7.09%
Vanguard Group, Inc. (5)	2,118,046	5.80%
LSV Asset Management(6)	2,091,520	5.73%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)

Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (collectively the “Relational LPs”), each a Delaware limited partnership, are the beneficial owners of the securities and are in the business of securities investment.  Relational Investors, LLC (“RILLC”), a Delaware limited liability company, is the sole general partner or sole managing member of certain investment partnerships, including the Relational LPs, and has sole investment discretion and voting authority of the 3,177,431 shares.  Relational Investors Mid-Cap Fund I, L.P. has sole voting power and dispositive power of 1,951,247 shares; Relational Investors Mid-Cap Fund II, L.P. has sole voting power and dispositive power of 1,225,984 shares.  Ralph V. Whitworth and David H. Batchelder are the Principals of RILLC and each have shared voting and dispositive power of 3,177,431 shares.  The business address is 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

(3)

The business address of BlackRock Inc. is 40 East 52nd Street, New York, New York 10022.   BlackRock (a) is a parent holding company or control person, (b) has sole voting and dispositive power over 3,142,228 shares, and (c) does not share voting or dispositive power on any of the shares.

(4)

The business address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.  Lord, Abbett, an investment adviser, is the beneficial owner of the shares on behalf of its investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.  Lord, Abbett has sole voting power of 2,323,554 shares and sole dispositive power of 2,586,954 shares.

(5)

The business address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.  Vanguard has sole dispositive power of 2,066,360 shares, and shares power to vote, dispose or direct the disposition of 51,686 shares.  Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 51,686 shares, or 0.14%, as a result of its serving as investment manager of collective trust accounts.  Vanguard Fiduciary Trust Company directs the voting of the 51,686 shares.

(6)

The business address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.  LSV Asset Management is an investment adviser and has sole voting power and sole dispositive power of 2,091,520 shares.

Security Ownership of Directors and Management

The following table sets forth, as of March 23, 2012, the beneficial ownership of our common stock by: (i) our current directors, including Messrs. Knight and Rice, the nominees named in this proxy statement, (ii) each of the Named Executives set forth in the “Executive Compensation” section of this proxy statement, and (iii) all of our current directors and current executive officers as a group.  The following table has been compiled based solely upon the information furnished to us by the foregoing persons.  Beneficial ownership has been determined in accordance with Rule 13d-3 under the

Exchange Act.  In general, a person is deemed to be a beneficial owner of any equity security that such person has the right to acquire within 60 days of a determination date. Percentages are based on 36,654,976 shares of our common stock outstanding as of March 23, 2012.

Name of Beneficial Owner	Shares Owned	Exercisable Stock Options	Restricted Stock(1)	Deferred/ Restricted Stock Units(2)	Total	Percentage of Class
Patrick G. LePore(3)(4)	203,912(6)	315,999	25,881	2,500(5)	548,292(6)	1.5%
Joseph E. Smith(3)	70,000	20,000	-	56,976	146,976	*
Thomas J. Haughey(4)	57,561	116,314	12,987	- (5)	186,862	*
Paul V. Campanelli(4)	33,481	109,128	12,535	- (5)	155,144	*
Peter S. Knight(3)	3,500	45,000	-	47,939	96,439	*
Michael A. Tropiano(4)	21,527	57,140	37,250	-	115,917	*
Stephen O. Montalto(4)	10,967(7)	98,375(7)	19,360(7)	-	128,702(7)	*
Ronald M. Nordmann(3)	4,000	45,000	-	27,006	76,006	*
Melvin A. Sharoky(3)	-	5,000	-	35,292	40,292	*
Thomas P. Rice(3)	-	-	-	13,523	13,523	*
Patrick J. Zenner(3)	-	-	-	6,582	6,582	*
John A. MacPhee(4)(8)	-	-	-	-	-	*
All current directors and current executive officers as a group (10 persons)(9)	393,981	713,581	88,653	189,818	1,386,033	3.7%

*

Less than 1%

(1)

Holders of restricted shares of common stock granted under our performance equity plan have current voting rights, even though such shares may not vest on or before May 22, 2012.

(2)

Deferred/Restricted Stock Units issued under the directors’ stock and deferred fee plan are credited to each director’s stock account and are not issued or otherwise distributed as actual shares of common stock to the director until the director’s retirement from the Board.  Directors do not have voting rights with respect to the units until the actual shares are distributed, even though such units may be vested on or before May 22, 2012.  Does not include 3,816 Restricted Stock Units granted to each non-employee director, which have not yet vested (namely, Messrs. Smith, Knight, Nordmann, Sharoky, Rice and Zenner).

(3)

A current director.

(4)

A “Named Executive,” as defined in the “Executive Compensation” section of this proxy statement.

(5)

Does not include Restricted Stock Units and/or Performance Share Units, which have not yet vested:  Mr. LePore - 50,629; Mr. Haughey - 50,876; and Mr. Campanelli - 50,876.

(6)

Includes 15,000 shares held by Park Street Investors, L.P., a Delaware limited partnership.  The General Partner of Park Street Investors, L.P. is Park Street Investment Corporation (“PSIC”), a Delaware corporation, of which Mr. LePore and his spouse are officers and directors, and together they own a majority of the outstanding stock of PSIC.  Also includes 23,000 shares held by the Patrick LePore Revocable Trust of 2002, of which Mr. LePore is the Grantor, Trustee and beneficiary.

(7)

Includes shares of common stock, exercisable stock options and restricted stock held by Mr. Montalto’s spouse, who is an employee of Par Pharmaceutical, Inc.

(8)

Mr. MacPhee is no longer employed by the company.

(9)

Includes Messrs. LePore, Smith, Haughey, Campanelli, Knight, Tropiano, Nordmann, Sharoky, Rice and Zenner.  Does not include Mr. Montalto – see “Named Executives” in “Compensation Discussion and Analysis” on page 30.

For the purposes of the above table, the business address of each of our directors and Named Executives is c/o Par Pharmaceutical Companies, Inc., 300 Tice Boulevard, Woodcliff Lake, NJ 07677.

PROPOSAL 3:

APPROVAL OF 2012 OMNIBUS INCENTIVE PLAN

We currently provide equity awards and certain cash-based incentive compensation under our 2004 Performance Equity Plan (the “2004 equity plan”), our 1997 Directors’ Stock and Deferred Fee Plan (the “directors’ plan”) and our 2004 Annual Executive Incentive Plan (which only permits annual cash-based incentive awards) (collectively, the “prior plans”).  As of February 29, 2012, there were 4,584,277 shares available for grants under our 2004 equity plan, only 166,592 shares of which are available for the grant of restricted stock, stock units or similar “full value” awards.  The Board believes that the use of equity-based compensation is a vital factor in attracting and retaining effective and capable personnel who contribute to our growth and success and in establishing a direct link between the financial interests of such individuals and our stockholders.  In view of the limited number of shares remaining available to provide incentives under our 2004 equity plan, our Compensation Committee, in consultation with its independent compensation consultant, reviewed our prior plans to determine whether they remained a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of their design, as well as whether each plan generally conforms with best practices in today’s business environment.

Based on its review, the Compensation Committee recommended the adoption of a new incentive plan, called the 2012 omnibus incentive plan (referred to as the “omnibus plan”), with the following key updates and changes to the prior plans:

•

Combines Prior Plans into One.  The omnibus plan is intended to be the vehicle for providing all future stock-based compensation to our employees, directors and consultants, as well as cash-based performance incentive awards to our senior executive officers for purposes of satisfying the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

•

Shares Reserved for Grant.  The omnibus plan reserves 6,500,000 shares of our stock to be available for grants, plus shares added to the reserve in connection with the expiration, forfeiture or termination of outstanding awards under the prior plans.  We do not anticipate granting any new awards under the prior plans between February 29, 2012 and the date of the 2012 meeting, and in any event will grant no more than 30,000 shares under these plans for general administration, such as newly-hired employees.  The effective date of the omnibus plan will be the date of 2012 meeting if it is approved by our stockholders.  In addition, if the omnibus plan is approved, no further awards will be granted under the prior plans.

•

No “Liberal” Share Counting.  Shares withheld or subject to a “net” settlement to cover tax withholding for an award or the exercise price of an option or stock appreciation right will be counted against the omnibus plan share reserve, even though no shares are actually issued.

•

Special Limit on Number of “Full-Value” Awards.  In order to account for the greater value of “full-value” awards, such as restricted stock and restricted stock units, relative to options or stock appreciation rights (which only provide a benefit if our stock price increases after grant), each share granted under a “full value” award will be counted as 1.75 shares against the omnibus plan share reserve.

•

Revisions to the Change of Control Definition.  The omnibus plan revises the definition of a “Change of Control” so it does not provide triggers for a change in control where there is no sale or other transaction that actually results in a change in control of the company.

•

No Repricing.  The omnibus plan expressly prohibits the repricing of options and stock appreciation rights without stockholder approval.

•

Clawback Provisions.  The omnibus plan provides that incentive awards will be subject to clawback requirements in the event of a restatement of our financials or under other circumstances as required under applicable law and any company policies we may adopt in the future.

•

Administrative Changes.  The omnibus plan contains certain changes or updates to streamline administration and reflect current market practices.

Stockholder approval of the omnibus plan is desired, among other reasons, to ensure the tax deductibility by the company of certain performance-based awards for purposes of Section 162(m) of the Code, and to meet the listing requirements of the NYSE.  Upon approval of the omnibus plan, each of the prior plans will be frozen and no new grants will be made under those plans.

The material features of the omnibus plan are summarized below.  The summary is qualified in its entirety by reference to the specific provisions of the omnibus plan, the full text of which is set forth as Appendix A to this proxy statement.

Plan Summary

Purpose

The purpose of the omnibus plan is to attract and retain highly qualified persons to serve as employees, non-employee directors and consultants of the company, and to promote greater ownership by such individuals in order to align their interests more closely with the interests of our stockholders.

Administration

The omnibus plan is administered by the Compensation Committee.  The Compensation Committee has the authority to determine the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.  Subject to the limitations and requirements of the omnibus plan, the Compensation Committee has discretion to extend the term of outstanding awards and to accelerate the exercisability or vesting of outstanding awards or waive any restrictions applicable to such awards in connection with a participant’s death, disability, involuntary termination of service or a change in control.  The Compensation Committee may delegate certain of its powers or responsibilities to a subcommittee or designated officers or employees of the company.  In addition, the full Board generally may exercise any of the powers and authority of the Compensation Committee under the omnibus plan.

Awards under the Omnibus Plan

Awards that may be granted under the omnibus plan include stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, other stock-based awards and cash-based incentive awards.

Stock Options.  The Compensation Committee may grant incentive stock options (which are qualified under Section 422 of the Code) and nonqualified stock options to a participant.  The exercise period may not exceed ten years from the date of grant.  Notwithstanding the foregoing, awards granted to participants outside of the United States may contain different terms.  The exercise price for stock options may not be less than the fair market value of our common stock on the date such stock options are granted.  On March 23, 2012, the market price per share of our common stock was $37.18 based on the closing price of the common stock on the NYSE on such date.

Stock Appreciation Rights (SARs).  The Compensation Committee may grant SARs to a participant, which entitles the participant to receive, upon exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR grant price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.  The exercise period may not exceed ten years from the date of grant.  Notwithstanding the foregoing, awards granted to participants outside of the United States may contain different terms.  The grant price for a SAR may not be less than the fair market value of our common stock on the date when the SAR is granted.

Restricted Stock and Restricted Stock Units.  The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”).  The Compensation Committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future.  Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified period and/or the attainment of specified performance targets over such period.

Performance Awards.  The Compensation Committee may grant performance awards to participants, which entitle participants to receive a payment from us, the amount of which is based upon the attainment of predetermined performance targets over either an annual or multi-year award period as specified by the Compensation Committee.  Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may also grant equity-based or equity-related awards, referred to as “other stock-based awards,” in addition to options, SARs, restricted stock, restricted stock units, or performance awards.

Cash-Based Incentive Awards.  The omnibus plan authorizes performance-based cash incentive compensation to be paid to “covered employees” within the meaning of Section 162(m) of the Code.  The material terms of the cash-based incentive compensation feature of the omnibus plan are as follows:

•

The class of persons covered consists of those of our senior executives who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code.

•

The targets for cash-based incentive payments to covered employees will consist only of one or more of the performance goals discussed below.  Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

•

The Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule.  The Compensation Committee will, however, have the flexibility to use negative discretion to reduce this amount.

In addition to other cash-based incentive awards that may be granted under the omnibus plan from time to time, the omnibus plan provides for an annual executive incentive pool based on 5% of our operating income, if any, for each fiscal year.  Each of our covered employees will be eligible to receive a maximum designated percentage of the annual incentive pool, provided no individual covered employee will be allocated more than 50% of the pool and the sum of the incentive pool percentages for all covered employees cannot exceed 100% of the pool.  The Compensation Committee has discretion to reduce the amount of the pool or any individual covered employee’s allocation of the pool (including a reduction to zero), but any reduction of one covered employee’s share of the pool will not increase the share of any other covered employee.

Annual Stock Unit Awards to Non-Employee Directors.  In addition to any other awards that may be granted under the omnibus plan to directors, the omnibus plan expressly provides for annual grants of restricted stock units to non-employee directors (the “Annual Director Award”) with a fair market value equal to $125,000 (or such other dollar amount as determined by the Board from time to time).  The Annual Director Awards will vest on the first anniversary of the date of grant, unless the director is removed for cause prior to that date.  A director also may elect to defer all or a portion of the director’s fees into additional stock units.  A director’s accumulated stock units will be credited with dividend equivalents and will be settled in shares of our stock (or in cash at the discretion of the Board) seven months after the director’s service on the Board terminates for any reason.  In the event of a “Sale” of our company (as defined in the omnibus plan), any unvested Annual Director Awards will be deemed vested and each director’s accumulated stock units will be paid out or settled.

Dividend Equivalents.  The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock-based awards under the omnibus plan other than options and SARs.  Any dividend equivalents payable with respect to performance-based awards will be subject to the same vesting and forfeiture conditions as the award itself.

Deferrals.  The Compensation Committee may require or permit a participant to defer the receipt of certain awards under the omnibus plan in accordance with the requirements of Section 409A of the Code.

Minimum Vesting and Forfeiture Periods for Awards.  Stock-based awards other than options and SARs granted under the omnibus plan will vest over or have a minimum forfeiture period of no less than three years (including in installments).  However, if awards are performance-based, the minimum vesting or forfeiture period may be one year.  In addition, the minimum vesting or forfeiture requirements will not apply to awards that are (i) granted to non-employee directors or consultants, or (ii) accelerated or waived as a result of the participant’s death, disability or other involuntary termination, or in the event of a change of control, or (iii) granted in connection with new hires.  The Compensation Committee also will have discretion to award up to 5% of the shares reserved under the omnibus plan without regard to these minimum vesting or forfeiture periods.

Performance Goals

With respect to any Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the applicable performance targets will be established by the Committee based on one or more of the following measures:

•

Net earnings or net income (before or after taxes)

•

Earnings per share

•

Net sales or revenue growth

•

Net operating profit

•

Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue)

•

Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•

Earnings before or after taxes, interest, depreciation, and/or amortization

•

Gross or operating margins

•

Productivity ratios;

•

Share price (including, but limited to, growth measures and total stockholder return)

•

Expense targets

•

Operating efficiency

•

Market share

•

Customer satisfaction

•

Working capital targets

•

Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

Any one of these performance targets or goals may be measured with respect to the company or any one or more of our subsidiaries, affiliates or divisions and either in absolute terms or as compared to another company or companies.  Awards that are designed to qualify as performance-based compensation may not be adjusted upward.  However, the Compensation Committee has the discretion to adjust these awards downward and may grant awards that do not qualify as performance-based compensation.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any of our employees, directors or consultants or any of our subsidiaries or affiliates.  To the extent an award is intended to qualify as performance-based compensation under Section 162(m) of the Code, a single participant may not, in any calendar year, be awarded stock options or SARs for more than 500,000 shares, full value awards consisting of restricted stock, restricted stock units, performance shares or other stock-based awards in an amount greater than 250,000 shares, or cash-based incentive awards in an amount greater than $10,000,000.

The future amounts that will be received by participants under the omnibus plan are not determinable.  The stock awards granted to our Named Executives under the prior plans and outstanding as of December 31, 2011 are set forth in the “Outstanding Equity Awards at Fiscal Year-End” table on page 54.  As of February 29, 2012, (i) our executive officers as a group (four officers) held outstanding stock option grants for 908,830 shares and restricted stock or stock unit grants for 241,034 shares, (ii) our non-employee directors as a group (six directors) held outstanding stock option grants for 130,000 shares and restricted stock or stock unit grants for 210,215 shares, and (iii) all of our employees other than our executive officers (261 employees) held outstanding stock option grants for 1,493,449 shares and restricted stock or stock unit grants for 417,468 shares.

Shares Subject to the Omnibus Plan

The omnibus plan reserves a pool for awards equal to the sum of 6,500,000 shares, plus any shares added to the Plan related to an award granted under the prior plans that expires, is forfeited or is terminated.  Moreover, each share issued with respect to stock-based awards other than options or SARs under the omnibus plan will be counted as 1.75 shares against the omnibus plan share reserve.  We do not anticipate granting any new awards under the prior plans between February 29, 2012 and the date of the 2012 meeting, and in any event will grant no more than 30,000 shares under these plans for general administration, such as newly-hired employees.

Any shares covered by an award that are forfeited, expired, cancelled, settled in cash or otherwise terminated without delivery of shares to the grantee, will be available for future grants under the omnibus plan.  Further, shares surrendered to or withheld by us in payment or satisfaction of the exercise price of an award or any tax withholding obligation with respect to an award will not be available for the grant of new awards.  Shares to be issued or purchased under the omnibus plan will be authorized but unissued shares of common stock or issued shares of stock that shall have been reacquired by the company.  Shares issued with respect to awards assumed by the company in connection with acquisitions do not count against the total number of shares available for new awards under the omnibus plan.

Anti-Dilution Protection.  In the event of any corporate event or transaction that results in a change in the capital structure of the company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board is empowered to make such equitable adjustments with respect to awards or any provisions of the omnibus plan as it deems necessary and appropriate, including, if necessary, any adjustments in the number or kind of shares subject to the omnibus plan, the number of shares subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Effect of Certain Transactions.  In the event of a “Change of Control” of the company (as defined in the omnibus plan), outstanding awards under the omnibus plan may be subject to accelerated vesting or settlement as provided in the individual award agreements.  Upon the occurrence of certain corporate transactions, which may include a change of control, outstanding awards generally will be subject to the terms of the agreement entered into in connection with the transaction, which may provide for the assumption or substitution of awards by the surviving corporation or its parent or subsidiary, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

Amendment and Termination.  The Board may at any time amend or terminate the omnibus plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any outstanding awards under the omnibus plan without the consent of the recipient.  No awards may be made under the omnibus plan after the tenth anniversary of its effective date.  Certain provisions of the omnibus plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

No Repricing.  The omnibus plan specifically prohibits the repricing of stock options and SARs without stockholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise or grant price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise or grant price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.

Federal Income Tax Consequences.  The U.S. federal income tax consequences of the issuance and exercise of awards under the omnibus plan are summarized below.  The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option.  If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the company will not be entitled to a deduction with respect to the shares of stock so issued.  If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale.  Also in that case, the company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant.  Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock.  A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the omnibus plan will not recognize any income for federal income tax purposes on the grant of the option.  Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares.  The company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.  Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Restricted Stock.  A participant will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted stock to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  If the participant makes the election under Section 83(b) of the Code, the company generally will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).  To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the company.

Restricted Stock Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the company will not be entitled to a deduction until the lapse of the applicable restrictions.  Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the company generally will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.  A participant will not normally recognize taxable income upon the award of such grants.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of our common stock received will constitute ordinary income to the participant.  The company generally will also then be entitled to a deduction in the same amount.

Effective Date

The omnibus plan will be effective on May 17, 2012, if approved by our stockholders at the 2012 meeting.

Equity Compensation Plan Information

 The following table sets forth, as of December 31, 2011, information regarding the shares of our common stock authorized for grant under our equity compensation plans (all of which have been approved by stockholders).

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Plan Category
Equity compensation plans approved by stockholders:
2004 performance equity plan(1)	2,122,000	$29.18	5,071,000
1997 directors’ plan(1)	200,000	$40.04	142,000
Total	2,322,000	$30.11	5,213,000

      (1)

As of February 29, 2012, the company had 4,584,277 shares available for grant under our 2004 performance equity plan and 116,430 shares available for grant under the 1997 directors’ plan.  We do not anticipate granting any new awards under the prior plans between February 29, 2012 and the date of the 2012 meeting, and in any event will grant no more than 30,000 shares under these plans for general administration, such as newly-hired employees.  Also, as of February 29, 2012, in total we had 2,537,279 stock options outstanding with a weighted average exercise price of $30.53 and a weighted average remaining term of 5.88 years and 658,502 restricted stock and restricted stock unit awards outstanding.

Vote Required:

Assuming a quorum exists at the meeting, the 2012 omnibus incentive plan will be approved upon the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.

Recommendation of the Board of Directors:

The Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We believe that our compensation programs and policies are guided by a “pay for performance” philosophy and are aligned with the long-term interests of our stockholders.  We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of the Named Executives.

Beginning in 2009, we have provided our stockholders with an annual opportunity to cast an advisory vote on our executive compensation program and policies.  A majority of our stockholders endorsed our executive compensation programs and policies for our Named Executives by voting “FOR” these advisory votes in 2009, 2010 and 2011.

With this Proposal 4, we are asking our stockholders to cast an advisory vote on our 2011 executive compensation program and policies for Named Executives, as described in the “Compensation Discussion and Analysis” section of this proxy statement and the tabular disclosure regarding Named Executive compensation (together with the accompanying narrative disclosure), found elsewhere in this proxy statement.

We are asking our stockholders to vote on the following resolution:

Resolved, that the stockholders approve the company’s 2011 executive compensation programs and policies for the Named Executives, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required:

Assuming a quorum exists at the meeting, this proposal will be approved upon the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, at the meeting.  This vote is not intended to address any specific item of compensation, but rather our overall 2011 compensation programs and policies relating to our Named Executives.  Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangements of any of our Named Executives.  Because your vote is advisory, it will not be binding on the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors:

The Board unanimously recommends a vote “FOR” Proposal 4.

EXECUTIVE COMPENSATION

Officers

Our executive officers are:

Name	Position

Patrick G. LePore	Chairman and Chief Executive Officer
Thomas J. Haughey	President
Paul V. Campanelli	Chief Operating Officer
Michael A. Tropiano	Executive Vice President and Chief Financial Officer

Mr. LePore, age 56, has served as Chief Executive Officer since September 2006 (and President until November 2011), and as a director since May 2006.  He was named Chairman of the Board in August 2007.  From 2002 to 2005, Mr. LePore was President of the healthcare marketing group at Cardinal Health, Inc.  From 1984 until 2002, he was with BLP Group Companies, a full service medical communication/education company, ultimately as Chairman, President and Chief Executive Officer.  BLP Group Companies was sold to Cardinal Health in 2002.  From 2005 until September 2006, Mr. LePore was a board member of a number of non-profit and for-profit companies.   Mr. LePore is a trustee of Villanova University.

Mr. Haughey, age 48, was promoted to President in November 2011.  Prior to his promotion, he had served as Chief Administrative Officer since 2008, as Executive Vice President since 2006 and as General Counsel and Secretary since 2003.  Prior to joining us, Mr. Haughey had served for more than five years as Legal Director of Licensing in the Law Department of Schering-Plough Corporation.

Mr. Campanelli, age 50, was promoted to Chief Operating Officer in November 2011.  Prior to his promotion, he had served as Executive Vice President since 2007.  He continues to serve (since 2007) as President, Par Pharmaceutical, our generic products division, and, as of November 2011, assumed responsibility for Strativa Pharmaceuticals, our branded products division.  He was Executive Vice President, Business Development and Licensing of Par Pharmaceutical from 2006 to 2007.  Mr. Campanelli also served as Par Pharmaceutical’s Senior Vice President, Business Development and Licensing, from 2004 to 2006, and as Vice President, Business Development, from 2002 to 2004.

Mr. Tropiano, age 54, has served as Executive Vice President and Chief Financial Officer since July 1, 2010.  He joined the company in August 2005 as Vice President and Treasurer.  Mr. Tropiano served from 2001 to July 2005 as Vice President and Corporate Treasurer of Medpointe Pharmaceuticals and Assistant Treasurer from 1984 to 2001 of Carter-Wallace, Inc.  Mr. Tropiano is a Chartered Financial Consultant.

The executive officers of Par Pharmaceutical, Inc., our wholly owned and principal operating subsidiary, are Mr. LePore as Chief Executive Officer; Mr. Haughey as President; Mr. Campanelli as Chief Operating Officer and President of Par Pharmaceutical, our generic products division; and Mr. Tropiano as Executive Vice President and Chief Financial Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

•

our compensation philosophy and policies regarding executive compensation;

•

our compensation-setting process;

•

the components of our executive compensation program; and

•

our 2011 compensation decisions.

Throughout this “Compensation Discussion and Analysis” section, the terms the “Committee” and the “Compensation Committee” refer to the Compensation and Management Development Committee of our Board of Directors.  As more fully detailed in the Compensation Committee’s charter, located at www.parpharm.com/governance, the Compensation Committee oversees our compensation program by

•

assisting the Board in decisions involving compensation and development of our executive officers;

•

evaluating and approving management compensation plans, policies and programs;

•

approving stock-based awards to employees, including stock options and restricted stock awards;

•

overseeing plans for management development and succession; and

•

providing our analysis of executive compensation for inclusion in our proxy statement.

We use the term “executive” to refer generally to the participants of the various compensation programs discussed below.  The capitalized term “Named Executives” refers to the following executive officers and officers whose compensation is required to be reported in the “Summary Compensation Table” on page 51:

Name	Position
Patrick G. LePore	Chairman and Chief Executive Officer
Michael A. Tropiano	Executive Vice President and Chief Financial Officer
Thomas J. Haughey	President(1)
Paul V. Campanelli	Chief Operating Officer(2) and President, Par Pharmaceutical
Stephen O. Montalto	Senior Vice President, Human Resources(3)
John A. MacPhee	former Executive Vice President; former President, Strativa Pharmaceuticals(4)

________________________

(1)

Mr. Haughey was promoted to the office of President on November 21, 2011.  He previously held the position of Executive Vice President, Chief Administrative Officer, General Counsel and Secretary.

(2)

Mr. Campanelli was promoted to the office of Chief Operating Officer on November 21, 2011.  He previously held the position of Executive Vice President.

(3)

Mr. Montalto, age 49, has served as Senior Vice President, Human Resources since October 2006.  He was Vice President, Human Resources from November 2002 until October 2006 and Senior Director, Human Resources from May 2001 to November 2002.  Mr. Montalto is not an executive officer of the company, but is included as a Named Executive in this Compensation Discussion and Analysis as one of the three most highly-compensated officers (other than the Chief Executive Officer and Chief Financial Officer).

(4)

Because Mr. MacPhee terminated his employment as Executive Vice President and President, Strativa Pharmaceuticals, in December 2010 (effective January 31, 2011), there were no compensation decisions made in 2011 affecting him.  Accordingly, our Compensation Discussion and Analysis for the most part does not address Mr. MacPhee.  See “Named Executive Who Is No Longer Employed by Us” on page 62.

Executive Summary

Our overall compensation goal is to effectively reward, motivate and retain individuals who are integral to the long-term success of our business.  Our compensation decisions are guided by a “pay for performance” philosophy intended to align our compensation policies with the interests of our stockholders by tying a substantial portion of overall compensation opportunity to achievement of our strategic business and financial objectives.

Highlights of Our Compensation Practices

The Compensation Committee regularly evaluates our compensation practices and programs to ensure fairness in compensation for our employees and our stockholders alike.  As a result of this ongoing process, we have made improvements over the past several years to better align our compensation programs with the interests of our stockholders and current market practices.  The following are highlights of our current compensation practices:

•

The Compensation Committee is comprised solely of independent directors.

•

The Committee’s independent compensation consultant, Exequity LLP, is retained by and answerable to the Committee and performs no other material work for our company.

•

Our executive officers have no special benefits, supplemental executive retirement plan, or tax equalization plans.  We provide our executive officers with modest perquisites and other personal benefits which we believe are reasonable and serve as useful retention tools.  See “Traditional Employee Benefits and Executive Perquisites” on page 47.

•

We have implemented a compensation recoupment, or “claw back,” provision for our equity awards as described on page 33, and we are committed to enforcing our current policy and expanding it as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act).

•

We have implemented stock retention requirements for our directors and stock ownership guidelines for our executive officers, which are described on pages 17 and 35, respectively.

•

In response to our stockholders’ request, since 2009 we have provided our stockholders with the opportunity to cast an annual advisory vote on our executive compensation programs and policies for our Named Executives.  The Dodd-Frank Act extended this right to stockholders of all public companies in 2011.  See “Proposal 4: Advisory Vote on Executive Compensation” on page 28.

•

The Dodd-Frank Act also enabled our stockholders to indicate how frequently they would like us to provide them with the opportunity to cast an advisory vote on executive compensation.  At our 2011 Annual Stockholders’ Meeting, we recommended an annual frequency for this vote, in keeping with our existing practice, because the Board values the opinion of our stockholders on compensation matters.  A majority of our stockholders agreed with our recommendation and we are providing our stockholders with the opportunity to cast an advisory vote on executive compensation at our 2012 Annual Stockholders’ meeting.

•

An annual review and assessment of our compensation programs concluded that our compensation programs are not designed to encourage executives or other employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on the company.  See “Compensation Risk Assessment” on page 50.

Highlights of Our 2011 Performance and Related Compensation Decisions

The following are highlights of our 2011 performance and related compensation decisions:

•

The company performed well in 2011.  We achieved cash EPS of $3.25 for the year, exceeding our annual objective for the third consecutive year.  The company consistently met or exceeded quarter to quarter earnings targets for the second straight year.  This has led to an expanded stockholder base, attracted to the company’s consistent earnings performance.  Additionally, the company generated over $150 million in cash in 2011.  While our stock price decreased from $38.51 at year-end 2010 to $32.73 at year-end 2011, we believe this decline was primarily driven by factors unrelated to our performance and is chiefly attributable to general economic and market conditions over the period.  In accordance with our “pay for performance” philosophy, we funded our annual incentive bonus plan at 171% of aggregate target for the Named Executives (135% of aggregate target for all eligible employees) because we significantly exceeded most of our financial targets and strategic objectives for 2011.  See “Annual Incentive” on page 42.

•

Continuing a trend that we began in 2009, the Committee targeted annual equity award values for our Named Executives at the 50th percentile of our market comparables rather than the 75th percentile, which was our former practice.  For a discussion of our market comparables, see “Competitive Compensation Practices” on page 38.

•

We entered into a new three-year employment agreement with our Chief Executive Officer, which became effective January 1, 2011.  We believe this agreement provides us with a level of assurance with regard to our Chief Executive Officer’s continuous service during this period and emphasizes our “pay-for-performance” philosophy in that:

o

the agreement provides for a restricted stock unit award that does not vest until December 31, 2013 (subject to certain early termination events or the company’s change of control), and no awards will be available under our annual long-term incentive plans;

o

the agreement provides for a three-year incentive program under which a range of cash awards can be earned only upon achievement of specified levels of compound annual growth rate of our common stock over the three-year employment term; and

o

the agreement does not automatically renew at the end of the employment term.

See “Chief Executive Officer Evaluation Process” on page 40.

These decisions, as well as our overall compensation philosophy, policies and programs, are described in more detail below.

Compensation Philosophy and Policies Regarding Executive Compensation

Our company operates in a highly competitive and dynamic industry.  Our overall compensation goal is to provide competitive levels of total compensation necessary to attract and retain talented executives who will contribute to the company’s financial success.  Our executive compensation program is guided by a “pay for performance” philosophy intended to align executives’ interests with those of our stockholders.  To this end, we provide a substantial portion of executives’ overall compensation opportunity in the form of an annual incentive bonus, which is subject to the achievement of our financial and strategic business objectives.  We also provide a substantial portion of executives’ overall compensation opportunity under our long-term incentive program in the form of stock option awards, restricted stock awards and other equity compensation, the value of which is directly tied to our stock performance.  We believe that these components of our compensation program reflect our “pay for performance” philosophy and motivate executives to contribute to the company’s financial success both in the immediate year and over the long term.

The following principles influence and guide our compensation decisions.

Compensation Should Attract and Retain Qualified Executives

Our compensation strategy is driven by the need to recruit, motivate, and retain key talented individuals in the industry.  We evaluate performance and compensation for key positions annually to ensure that compensation provided to those executives remains competitive relative to organizations against which we compete for talent.

Compensation Should Reflect a “Pay for Performance” Philosophy by Focusing on Results and Strategic Objectives

We believe that a substantial portion of executive pay should be tied directly to our strategic business and financial plan, and that our compensation programs in the aggregate should offer an opportunity for greater monetary reward for achieving or exceeding performance targets.  In accordance with this “pay for performance” philosophy, our annual incentive program is intended to focus executives on the attainment of key short-term goals that position us to achieve our long-range strategic objectives for the company.  Our long-term incentive program is designed to encourage executives to achieve performance excellence and attain our long-term goals and objectives for the company by aligning their interests with those of our stockholders through equity ownership.

Compensation Should Reflect Accountability and Achievement

We believe that compensation should reflect an individual’s level of responsibility within the organization, as this recognizes that one’s influence over the company’s performance increases with greater accountability.  Thus, the greater a position’s level of responsibility and influence over the success of the organization, the greater the potential for reward when performance objectives are achieved.  Consistent with this philosophy:

•

Total reward opportunity is higher for individuals with greater responsibility and greater ability to influence the company’s performance.  An executive’s overall level of compensation should reflect his or her importance to the organization and ability to affect stockholder value.

•

Compensation should also correlate to each position’s relative value and contribution to the organization in comparison to other positions within the company.

•

As position and responsibility increase, a greater portion of the executive’s cash compensation opportunity is based on the company’s performance and is thus “at risk.”  See “Compensation Mix” on page 48.

•

The proportion of an individual’s long-term incentive compensation opportunity (that is, equity-based compensation) is generally higher for persons with higher levels of responsibility, delivering a larger portion of total compensation opportunity dependent on long-term stock price appreciation and total stockholder return.  See “Compensation Mix” on page 48.

Compensation Decisions Should Reflect Stockholder Interests

We believe that our compensation decisions should take into consideration matters of concern to our stockholders.  Over the past several years, we’ve taken a critical look at our executive compensation program and decided to make a number of changes to reflect the interests of our stockholders, including:

•

We have amended the terms of our equity grants to provide for claw-backs of vested equity awards if a participant violates covenants relating to confidentiality, non-solicitation, or non-disparagement.

•

Under our performance equity plan, we have the right to recover equity awards in the event that a financial restatement is necessary due to a participant’s intentional misconduct or gross negligence.

•

We have amended our employment agreements with our Named Executives to (i) eliminate accelerated equity vesting for equity awards granted after December 31, 2008, if the executive’s employment is terminated without “cause” but for poor performance, and (ii) reduce the post-

termination exercise period of options from 24 months to three months in the event of termination without “cause” or the company’s material breach of the employment agreement.  Since making these amendments in 2008/2009, all subsequent employment agreements with Named Executives (i.e., agreements entered into in 2010 with Mr. Tropiano and Mr. LePore) have included these provisions.

•

Beginning in 2009, we decreased the annual equity award values for our Named Executives.  In the aggregate, we now establish levels that target the 50th percentile of our market comparables rather than the 75th percentile, which was our former practice, to address our stockholders’ concern that executive compensation be reasonable, while providing an adequate amount of incentive to our executives to drive company performance, which ultimately benefits our stockholders.  See “Long-Term Incentive” on page 46 below.

•

Beginning in 2009, we have provided our stockholders with an annual opportunity to cast an advisory vote on our executive compensation programs and policies for our Named Executives (commonly known as a “Say on Pay” vote).  A majority of our stockholders endorsed our executive compensation programs and policies for our Named Executives by voting “for” these advisory votes in 2009, 2010 and 2011.  Effective 2011, “Say on Pay” votes were mandated by the Dodd-Frank Act for all publicly-traded companies.  See “Proposal 4: Advisory Vote on Executive Compensation” on page 28.

•

The Dodd-Frank Act also enabled our stockholders to indicate how frequently they would like us to provide them with the opportunity to cast an advisory vote on executive compensation.  At our 2011 annual stockholders’ meeting, we recommended an annual frequency for this vote, in keeping with our existing practice, because the Board values the opinion of our stockholders on compensation matters.  A majority of our stockholders agreed with our recommendation and we are providing our stockholders with the opportunity to cast an advisory vote on executive compensation at the 2012 meeting.

Evaluation of Stockholder “Say on Pay” Vote Results

When establishing or modifying our compensation programs and arrangements for 2011 and our ongoing compensation philosophies and practices, we took into account the results of the stockholder advisory vote on our executive compensation, or “Say on Pay” vote that occurred at our 2010 and 2011 annual meetings of stockholders.  In those votes, an aggregate of over 90% of the votes cast (taking into account abstentions) approved our compensation programs and policies.  The Committee believes that the strong support from our stockholders for the 2010 and 2011 “Say on Pay” votes is evidence that a broad majority of our stockholders believe that our pay-for-performance policies are working and that those policies are aligned with our stockholders’ interests.  Accordingly, we did not make any specific changes to our programs and policies in response to the 2010 and 2011 “Say on Pay” votes, but we are committed to listening to the opinions and concerns expressed by our stockholders with respect to the company’s executive compensation.

Executives Should Also Be Owners of Our Company

To further align the interests of our executives with our stockholder interests, we have established targets of minimum stock ownership that our executives at the vice president level and above are encouraged to attain and maintain.  We believe that executives are more motivated to contribute to the company’s financial success when they hold a meaningful stake in our stock performance.  These Executive Stock Ownership Guidelines tie minimum stock ownership targets to the level of each executive’s base salary.  The guidelines provide specified ownership targets for these executives to attain incrementally after one, three and five year periods, as follows:

Executive Stock Ownership Guidelines
Fair Market Value of Shares Held, as a Multiple of Base Salary*
Position	As of 12/31 of Year One	As of 12/31 of Year Three	As of 12/31 of Year Five
Chairman/CEO	1.5x	4x	7x
Officers	1x	2.5x	4x
Executive Vice Presidents	1x	2.5x	4x
Vice Presidents/ Senior Vice Presidents	0.5x	1.5x	2.5x

                                    * Includes vested and unvested restricted shares, but does not include stock options

The target number of shares is calculated by multiplying the executive’s base salary by the applicable “multiple” from the table above, and dividing the result by the average closing price of our common stock during the preceding year.  The target is higher for more senior positions, because we believe that individuals with higher levels of responsibility should demonstrate a greater commitment to our long-term financial performance.

The following table sets forth, as of December 31, 2011, each of the Named Executives who was then an executive officer, showing his applicable share ownership target based on position and length of service, and shares actually held as of that date:

Name / Category	Years of Service(1)	Multiple from Table	Base Pay at 12/31/11	Base Pay x Multiple	Share Ownership Target(2)	Shares Actually Held(3)
Patrick G. LePore (Chairman/CEO)	5	7	$900,000	$6,300,000	197,633	292,880
Michael A. Tropiano (Executive Vice President/Officer)	6	2.5(4)	$375,000	$ 937,500	29,410	49,320
Thomas J. Haughey (Officer)	7	4	$450,000	$1,800,000	56,467	73,366
Paul V. Campanelli (Officer)	7	4	$450,000	$1,800,000	56,467	49,794(5)
Stephen O. Montalto (Senior Vice President)	7	2.5	$285,000	$ 712,500	22,351	29,904

(1)

We assess ownership levels on December 31st of the one, three and five full-year periods following commencement of the executive’s employment at a level of vice president or above.

(2)

The product of (Base Pay x Multiple) divided by $31.88, which is the 12 month average of all 2011 daily closing prices.

(3)

Includes vested and unvested restricted shares and restricted share units, but does not include stock options.

(4)

Although Mr. Tropiano has served as Executive Vice President and Chief Financial Officer since only July 2010, prior to his promotion he had served as a Vice President for five years.  Because the intent of the guidelines is to increase rather than decrease an executive’s holdings as position and responsibility increase, we calculated his holdings target using the 2.5x multiple that would have applied absent his promotion (for six years of service as a Vice President), rather than the 1x multiple that applies to an Executive Vice President or Officer (for two years of service as an Executive Vice President/Officer).

(5)

Mr. Campanelli attained his ownership target as of January 5, 2012 based on his recent equity grant.

As shown by this table, all of the Named Executives except Mr. Campanelli met their stock ownership targets as of December 31, 2011.  Mr. Campanelli has attained his stock ownership target as of January 5, 2012, based on his January 2012 equity grant.  All executives are, and will continue to be, encouraged to meet these guidelines.  If we were to determine that a Named Executive was not making a good-faith effort to attain his or her stock ownership target (a circumstance which has never occurred), we may take that factor into account with respect to compensation and/or employment decisions affecting that individual.

Tax Consequences and Deductibility of Executive Compensation

We consider the anticipated tax treatment to the company and our executive officers as one factor when reviewing executive compensation and our compensation programs.  We generally intend compensation paid to our executive officers to be within the limits of, or exempt from, the deductibility limits of Section 162(m) of the Internal Revenue Code – but only to the extent that it does not unduly limit our ability to implement compensation designs that we’ve identified as best suited for meeting our strategic goals and objectives.  Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to each of the company’s named executive officers who are employed as of the end of the year (excluding the chief financial officer).  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation.

In this regard, we have taken a number of actions, including the adoption of incentive compensation plans that are designed to allow us to grant awards and payments under such plans so as to qualify as performance-based compensation under Section 162(m), to preserve deductibility of annual and long-term incentive, performance-contingent restricted stock or stock unit, and stock option awards.

While the tax impact of any compensation arrangement is one factor to be considered, this impact must be evaluated in light of our overall compensation philosophy and objectives.  In addition, the deductibility of some compensation ultimately will depend on uncertain future developments or events that may be outside of our control, including the timing of an executive’s vesting or exercise of previously granted rights or termination of employment.  We will consider ways to maximize the deductibility of executive compensation, while retaining the ability to compensate officers in a manner commensurate with performance and the competitive environment for executive talent, which, nevertheless, could lead us to award compensation that may not be compliant with Section 162(m) requirements.  Accordingly, we reserve the right to pay compensation that may not be fully deductible if we determine such compensation is in the best interests of the company and its stockholders.

Accounting Considerations with Regard to Compensation Practices

We review on an on-going basis our compensation programs and the impact of such compensation programs on our financial statements, including the accounting treatment of equity-based compensation, and our compensation decisions may be influenced by such factors.  We made no compensation decisions in 2011 that were based primarily on any such factors.

The Compensation-Setting Process

A Year-Round Process

Our compensation planning process, including evaluation of management performance and consideration of the business environment, is a year-round process. Each year, the Compensation Committee reviews all elements of compensation. Compensation decisions are designed to promote our fundamental business objectives and strategies which, in turn, drive long-term stockholder value.

The Compensation Committee’s Role in the Process

The Compensation Committee begins its review during the last quarter of each year and holds meetings in December and January to:

•

review and evaluate employee incentive plans;

•

determine the bonus payouts under the prior year’s annual incentive program;

•

review performance milestones and strategic objectives for the annual incentive program for the upcoming year;

•

review management recommendations for our long-term incentive program for the upcoming year;

•

establish the allocation of shares of our common stock to be reserved for equity awards to newly-hired employees under the performance equity plan for the upcoming year;

•

ratify grants under our directors’ stock and deferred fee plan;

•

review the Chief Executive Officer’s achievement of the prior year’s goals and set objectives for the upcoming year; and

•

address any other matters that require the attention of the Committee.

The Compensation Committee also meets annually to:

•

review the Compensation Committee Charter;

•

make recommendations, if necessary, to update Committee objectives and policies;

•

perform self-evaluations and the Committee evaluation;

•

review independent director compensation; and

•

review and approve the analysis of executive compensation for inclusion in our proxy statement.

Other tasks of the Committee include periodically reviewing and evaluating the company’s succession plan, monitoring executive development plans, ensuring our adherence with our compensation philosophy for all executives and overseeing the risks relating to the company’s compensation policies and practices.  All of these responsibilities are executed against the ever changing backdrop of variations in market conditions, changes in business focus and stockholder interests.  The Compensation Committee held a total of seven meetings during 2011.

Management’s Role in the Process

Management plays a role in the compensation-setting process, other than compensation for the Chief Executive Officer.  The most significant aspects of management’s role are:

•

reviewing and recommending compensation plans;

•

recommending business and individual targets and goals;

•

evaluating employee performance based on agreed-upon objectives; and

•

recommending salary and bonus levels and long-term incentive awards.

The Chief Executive Officer and Senior Vice President of Human Resources work with the Compensation Committee Chairman in establishing the agenda for Committee meetings and, at the Committee’s request, participate in Committee meetings to provide compensation recommendations as to our executives (other than themselves).  At the request of the Committee, management works with outside consultants retained by the Committee to provide data for the Committee’s review and analysis of the various components of compensation in comparison with our peer group companies and other market data.

Employment Agreements

We normally enter into employment agreements with our Named Executives in order to attract a high level of talent to the company and, equally important to the company’s success, to retain key executives to execute our business strategies.  We believe that retention of our Named Executives is imperative due to our changing business strategy over the past several years.  We believe it is critical to our future success to retain key individuals to ensure successful delivery of our shift in business strategy.  In addition, volatility in the industry resulting from, among other things, consolidation and increased foreign competition heightens our need to attract, retain and motivate a group of executives with suitable talents and skills.  The executive employment agreements also protect the company by setting forth the applicable terms for termination and provide valuable protection against improper use of our confidential business information and competition with our business following the employment term.

At the same time, we are mindful that an employment agreement should not be used as a vehicle to award excessive compensation or to guarantee ongoing benefits in the absence of suitable performance.  Accordingly, none of our employment agreements provide for guaranteed or recurring base salary increases or cash or equity-based incentives regardless of performance, and base salaries may be increased only at the discretion of the Committee.  We conduct ongoing evaluations of various employment agreement terms to ensure that they reflect best industry practices and good corporate governance.  For example, in 2009 we amended employment agreements with our Named Executives to eliminate accelerated equity vesting in certain circumstances and to reduce the post-termination exercise period of options in certain circumstances.  We made these changes because we recognize the need to align our employment agreements and programs with stockholder interests.  We view this as an ongoing process, and we are committed to continue to review our employment agreements as existing agreements come to term to assess the necessity of renewing employment agreements and to make appropriate changes.  A more detailed description of our employment agreements appears under “Employment Agreements with Named Executives” on page 55 below.  In addition, the employment agreement with our Chief Executive Officer is also discussed under “Chief Executive Officer Evaluation Process” on page 40 below.

Compensation Consultants

The Compensation Committee Charter grants the Committee the authority to retain and terminate compensation consultants and approve their fees and other retention terms.  These consultants report directly to the Compensation Committee.  In 2011, the Committee retained Exequity LLP to assist us in assessing and updating our peer group companies, benchmarking the competiveness of our executive compensation programs, determining bonus awards under our 2011 annual incentive program,  planning for our 2012 long-term incentive award grants, updating our Board on executive compensation trends and best practices, and other related executive compensation consulting services.  Exequity was retained by and is answerable to the Committee and has not engaged in any other material work for the company.

Competitive Compensation Practices

Our compensation arrangements must be reasonable and competitive in the marketplace in order to attract and retain highly-qualified executives to lead the organization.  Accordingly, we review market compensation practices for similar positions at comparable companies to help us establish the compensation levels for our executives, including the Named Executives.  We determine the “market” compensation for similar positions using a blend of data from the following sources gathered by our outside compensation consultants: (i) compilations of compensation data from the proxy statements of our “peer group” companies, and (ii) industry compensation surveys, both published and proprietary.

(i)

Our “peer group” (consisting of the companies listed below) is a group of generic and specialty pharmaceutical companies with which we compete for talent and stockholder investment.  The compensation data drawn from the proxy statements of our peer group companies provide a valuable comparison tool derived from our most direct business competitors.

(ii)

We also utilize compensation survey data from a broader range of companies in our industry that correspond within a comparable range to our size.  Through the use of surveys, we can match a particular position to positions of comparable responsibilities, rather than to a title alone, as appear in the proxy materials of our peer group.  Surveys also typically provide a larger sampling, which minimizes swings in the data in any one year that may occur within the smaller sampling of companies within our peer group.  For 2011, we referenced data from the Radford Global Life Sciences Survey and the SIRS Executive Compensation Survey, sponsored by ORC Worldwide.

By drawing on both compensation surveys and proxy data from our peer group companies, we are able to obtain a balanced and robust view of “market” comparables.

To ensure that it provides an appropriate measure for comparison, we monitor the composition of our peer group for industry or individual company changes (such as consolidation) that necessitate any revision, as well as revisions prompted by changes in our size, operations or business focus.  We use the following criteria to select our peer group companies:

•

companies with a similar scope of operations as ours, including, to the extent possible, companies that operate in both the generic and branded pharmaceutical sectors, but also including companies with specific generic or brand focuses in order to maintain a sufficient sampling of companies in our peer group;

•

companies of similar size to us, using primarily the criteria of revenue (generally including companies whose total annual revenue ranges from one-half to two times our total annual revenues), with consideration also given to the number of employees and market capitalization; and

•

companies for which relevant compensation information is publicly available (primarily stand-alone domestic companies, as opposed to consolidated subsidiaries or divisions of larger corporations or foreign corporations).

We believe that these criteria set the parameters for identifying the companies against which we primarily compete for talent and stockholder investment.  In 2011, aided by input from Exequity, the Compensation Committee’s advisor, we performed an assessment of our peer group to ensure that it continues to reflect companies that are comparable to ours based on the above criteria and includes a sufficient number of companies.  As a result of this assessment, we removed Abraxis Bioscience (acquired), Angiotech Pharmaceuticals (delisted), and King Pharmaceuticals (acquired) and added Viropharma and Watson Pharmaceuticals, to our peer group.  Accordingly, our updated peer group for 2011 consisted of the following companies:

— Amylin Pharmaceuticals	— Medicines Company	— Valeant Pharmaceuticals
— Cephalon	— Medicis Pharmaceutical	International
— Cubist Pharmaceuticals	Corporation	— Viropharma
— Endo Pharmaceuticals	— Perrigo Company	— Warner Chilcott
— Impax Laboratories	— Salix Pharmaceuticals	— Watson Pharmaceuticals

Based on the criteria described above, we believe that this peer group accurately reflects the companies with which we currently compete for talent, business and stockholder investment.* Given that there are a limited number of companies that are directly comparable to us, our peer group includes a group of companies that satisfy as many of the criteria described above as possible.  Accordingly, some of these companies may not be comparable with respect to one or more of the criteria.

___________________________________

* Although our 2011 Annual Report indicates that our principal generic competitors include Teva Pharmaceutical Industries, Sandoz Pharmaceuticals and Mylan Laboratories, this assessment is based primarily on product overlap.  These companies are not included in our peer group because their total revenues are outside of our general revenue guidelines for inclusion of companies as comparators for the purposes of executive compensation benchmarking.

For each element of compensation (such as base salary, annual incentive and long term incentive), we compare compensation levels to comparable positions in our “market” using a blend of data from published industry surveys and our peer group companies, as explained above.  Our practice is to set total target compensation for our executives within the range of the various median total compensation levels at comparable positions in this market analysis, and to provide a total pay opportunity (including the upper limit of annual incentive opportunity) that can rise up to approximately the 75th percentile of market comparables to reward superior performance.  We believe that providing base salaries and target incentive awards at the median range of the market is the minimum level necessary for us to compete effectively for talent with our peer group companies, yet is reasonable from our stockholders’ perspective.  At the same time, providing increased reward potential for exceeding performance targets incentivizes management to achieve important financial and strategic objectives, which in turn benefits our stockholders through increased stock value.  We believe that providing increased reward potential at near the 75th percentile of the market affords executives a meaningful incentive, but is not disproportionate to the stockholder value created by exceeding our performance targets.

While these published surveys and peer group information are useful guides for comparative purposes, we believe that a successful compensation program requires the application of judgment and subjective determinations of individual performance, experience level and overall value to the organization.  We also recognize that we compete for top executive talent with many larger companies that often compensate their executives at higher levels than typical for our peer group companies.  A combination of all these factors forms the basis of management’s compensation recommendations and our compensation decisions and allows us to attract and retain highly-qualified executives to lead the organization.

Mr. LePore’s target direct compensation in 2011 was within the range of the median total compensation levels of chief executive officers within our market analysis.  Aggregate base salary and annual incentive opportunity for our other Named Executives in 2011 was targeted within the range of the various median total compensation levels for comparable positions in our market analysis.  Long-term incentive targets for senior executives in the aggregate were set within the range of the various median total compensation levels of comparable executives within our market analysis, with specific awards varying above or below the median based on internal equity considerations and critical retention needs, in addition to strong past performance.

Chief Executive Officer Evaluation Process

The Chief Executive Officer’s evaluation process is used as a means to heighten the Chief Executive Officer’s accountability for performance.  At the beginning of each year, the Compensation Committee and the Chief Executive Officer develop performance objectives and goals for the upcoming year.  The following year, the Committee conducts a review of the Chief Executive Officer’s achievement of those goals and objectives and provides feedback on the Chief Executive Officer’s performance in a private session.  The Committee believes that this process provides a vehicle for a meaningful evaluation of the Chief Executive Officer’s annual performance against established objectives.

The Compensation Committee establishes, evaluates and adjusts the Chief Executive Officer’s compensation based on a number of different criteria, including the Chief Executive Officer’s overall impact on the organization, the company’s movement in the right strategic direction, development of the senior leadership team, and continued focus on overall long-term objectives.  In 2010, the existing three-year employment agreement with our Chief Executive Officer, which provided for automatic renewals for successive one-year terms, expired.  On November 2, 2010, the Board, upon the recommendation of the Committee, approved a new, three-year employment agreement with our Chief Executive Officer, which became effective January 1, 2011.  The Committee believes that this agreement balances the interests of the company, our stockholders, and the Chief Executive Officer, and is guided by “pay for performance” principles.  The key components of this new agreement are:

•

A three-year term (January 1, 2011–December 31, 2013) provides a level of assurance with regard to the Chief Executive Officer’s continued service to the company, which the Committee considers to be crucial in light of the company’s strong performance in 2009-2010 and continued evolution of its new strategic direction over the term of the agreement.  The agreement provides for no automatic renewal following the employment term.

•

A base salary in 2011 of $900,000 reflects an increase of 4.0% over 2010, which the Committee feels is a modest and appropriate increase to reward Mr. LePore’s past performance as demonstrated by the company’s strong performance in 2009 and 2010.  There is no guaranteed salary increase; any future increase in Mr. LePore’s salary is solely at the discretion of the Board.

•

Eligibility for annual bonuses (in a target amount equal to 100% of base salary), determined by the Board in its discretion, incentivizes and rewards for successful company performance.

•

A three-year restricted stock unit award with an economic value of $1,850,000, which does not vest until December 31, 2013 (subject to certain earlier termination provisions or the company’s change of control), aligns reward with our stock performance and encourages continued service for the full three-year employment term, which the Committee feels is important to the company’s continued success.  Under the terms of the agreement, the Chief Executive Officer is not eligible to participate in our annual long-term equity incentive program applicable to other executives.

•

A three-year incentive program specific to the Chief Executive Officer, under which a range of cash awards can be earned only if the company’s common stock achieves specified compound annual growth rates (CAGR) over the employment term.  Potential awards range from $2 million (for a three-year CAGR of 4%) to a maximum of $9 million (for a three-year CAGR of 20% or more), but no award is earned if our three-year CAGR is under 4%.  The Committee feels that this special program creates added incentive for the Chief Executive Officer to contribute to continued strong financial performance over the three-year period.

The Committee set these terms with reference to employment agreement provisions for chief executive officers based on a review of our peer group companies and industry compensation surveys compiled by our outside compensation consultants.  Based on our review, the Committee believes that our Chief Executive Officer employment agreement compensation provisions are comparable to those of similar positions within our market analysis.

Components of Executive Compensation and Decisions
Related to 2011 Compensation for Named Executives

The key components and objectives of our executive compensation program for 2011 were:

Component	Objectives and Basis

Base salary:	Base cash compensation that is attractive and competitive with salary practices for comparable positions in the market, sufficient to attract and retain highly-qualified employees for key positions
Annual incentive:

Annual cash bonus based on the achievement of specific company and individual performance goals, to encourage attainment of key short-term financial and strategic goals that support our long-term performance

Long-term incentive:

Awards of equity-based compensation, such as time-vested stock options and restricted stock awards, to align the interests of executives and stockholders through equity ownership and to encourage employee retention

Traditional employee benefits and executive perquisites:

Competitive health, dental, life and disability insurance, 401(k) plan and other traditional employee benefits available to all employees, and reasonable executive perquisites, to attract and retain highly-qualified employees for key positions

Base Salary

Base pay is a critical element of executive compensation because it enables us to recruit and retain key executives. Base salaries generally are targeted at the median of the market, as explained above under “Competitive Compensation Practices,” taking into account individual abilities and achievements and the need to recruit and retain qualified individuals in a competitive market.  In determining merit increases to base salaries, we consider the executive’s achievement of his or her annual goals and objectives and other past performance, and competitive salary practices for comparable positions in the market.  We also measure base salary against the executive’s total direct compensation to ensure an appropriate mix of fixed and at-risk compensation.  See “Compensation Mix” on page 48.

The following table sets forth, as of December 31, 2011, each Named Executive’s base salary and percentage increase over the prior year.

Name / Position	Base Salary	Increase over prior year
Patrick G. LePore, Chairman and Chief Executive Officer(1)	$900,000	4.0%
Michael A. Tropiano, Executive Vice President and CFO	$375,000	7.1%
Thomas J. Haughey, President(2)	$450,000	13.9%
Paul V. Campanelli, Chief Operating Officer and President, Par Pharmaceutical(3)	$450,000	13.9%
Stephen O. Montalto, Senior Vice President, Human Resources	$285,000	1.8%

(1)

During most of the relevant period (until November 22, 2011), Mr. LePore also held the position of President.

(2)

During most of the relevant period (until November 22, 2011), Mr. Haughey held the positions of Executive Vice President, Chief Administrative Officer, General Counsel and Secretary.

(3)

During most of the relevant period (until November 22, 2011), Mr. Campanelli held the position of Executive Vice President.  He served as President of Par Pharmaceutical, our generic products division, throughout 2011.

The increases shown above reflect individual performance, recognition for expanded responsibilities and competitive market standards.  The increases also address the success of the company for the third consecutive year in achieving – and in most cases, exceeding – its financial and operational targets.  We believe that these decisions reflect our strong commitment to a “pay for performance” culture.

Annual Incentive

Under our annual incentive program, we provide an annual cash bonus opportunity to employees at the senior professional level and above to drive company and individual performance.  Bonus payouts under the program are contingent on the achievement of company financial and strategic goals that are established at the beginning of the year by management under the guidance and ultimate approval of the Compensation Committee.

The “target” amount of each executive’s bonus award is set as a percentage of his or her base salary.  As position and responsibility increase, a greater portion of the executive’s overall cash compensation opportunity is sourced from the annual incentive program, subjecting it to the achievement of our performance targets and thus placing it “at risk.”  See “Compensation Mix” on page 48.  Accordingly, we set the target bonus amount in 2011 for Mr. LePore, as the Chief Executive Officer, at 100% of his base salary, while for Messrs. Haughey, Campanelli and Tropiano, as our most senior executives after Mr. LePore, we set the target at 50% of base salary.  The target bonus amount for Mr. Montalto was set at 35% of his base salary, a level commensurate with the Senior Vice President position.  These target bonus levels, when combined with our Named Executives’ base salaries, generally result in target total cash compensation opportunities within the range of median levels for comparable positions in our market analysis, which is consistent with our overall compensation philosophy of targeting compensation at the middle of the market.

The actual bonus amount awarded in any given year (if any) varies, depending on the extent of achievement of company goals and on individual performance.  At the beginning of each year, we set performance goals that determine the level of possible funding of our annual incentive program as a whole for that year.  In 2011, we set company-related performance goals in two categories: (i) company financial performance objectives, and (ii) company strategic objectives, which are explained in more detail below.  These targets were then presented to and approved by the Board, which reviews and approves or modifies our financial and strategic targets based on reasonableness and achievability.

The extent to which we achieve our goals over the course of the year fixes the overall bonus pool from which individual bonuses may be paid for the year.  However, we do not follow a strict mathematical formula-based approach for determining the actual bonus awards.  We exercise discretion to take into account divisional, departmental and individual performance and contribution to the achievement of company financial and strategic goals, the correlation of awards to each position’s relative value and contribution to the organization in comparison to other positions within the company, and any other circumstances that we deem important to the determination of bonus awards.  We do not set individual performance goals as a funding threshold, because we believe that bonuses should be payable only if we meet company performance goals.  However, when company-wide funding goals are achieved and the bonus pool is funded, we consider individual performance in determining the actual bonus amounts to award each participant.  Individual performance goals are set at the beginning of the year and vary depending on that year’s overall strategic plan initiatives and each executive’s responsibility in helping us to achieve those initiatives.  For the Named Executives, individual goals in 2011 included the achievement of company financial performance objectives and the company strategic objectives that correspond to the individual’s area of responsibility within the company.

2011 Financial Performance Objectives

In 2011, we assessed financial performance by tracking a number of key financial metrics, which were formally incorporated in the company’s 2011 operating plan in January 2011.  We chose these metrics based upon our detailed analysis of projected sales, on a product-by-product basis, and expenses, based on annual spending required to achieve our short- and long-term goals.  Taken as a group, these selected financial parameters provided an objective basis for determining whether our executives had successfully executed on the 2011 operating plan.  Our 2011 key financial metric targets were as follows:

Financial Metric	2011 Performance Target
Cash EPS	$ 2.50
EBITDA	$157 Million
Return on capital employed	19%
Net Income	$ 84 Million
Capital Spending	$ 15 Million
Gross margin	$350 Million

We considered it appropriate to establish a minimum threshold and a maximum payout for cash bonus payments to employees at the senior professional level and above.  In 2011, we increased the minimum EPS threshold for cash bonus payments from 60% to 70% of target:  in the event that less than 70% of our targeted 2011 EPS were earned, there would be no bonus payable irrespective of the executive’s performance.  In the event that 150% or greater of targeted EPS were achieved in 2011, executives would have the opportunity to earn up to 200% of their target bonus.  For performance within these parameters, the bonus pool would be funded at a level determined by the Board, and the Board would exercise its discretion in determining the payouts of 2011 cash bonus awards.  Accordingly, an executive’s superior performance could also result in a bonus payment of up to 200% of their target bonus even if 150% of targeted EPS were not achieved.

2011 Strategic Objectives

The second component of the bonus funding target in 2011 consisted of company strategic objectives that we determined would contribute to the longer-term growth of the company and increased stockholder value.  We identified the following corporate and division objectives that we believe represented clear and specific goals for our senior leadership team in 2011:

Corporate Objectives

•

focus on generating cash and investing business capital strategically;

•

increase our stockholder base by improving our earnings performance;

•

continue and further enhance the alignment of our “pay for performance” philosophy with corporate and individual objectives; and

•

ensure that our products continue to meet high levels of quality, strength and purity to satisfy customer and FDA requirements and maintain their reputation in the market.

Par Pharmaceutical Objectives (generic products division)

•

identify and evaluate investment and business development opportunities for sustained growth and long term profitability;

•

be a dominate niche generics player in the U.S. market, with greater scale and broader product capabilities; and

•

continue to develop and launch high barrier to entry and difficult to formulate products (e.g., “first-to-file” and “first-to-market” products).

Strativa Pharmaceuticals Objectives (brand products division)

•

optimize the profitability of our four product portfolio;

•

deploy a sales force in a manner that maximizes geographic call reach; and

•

continued penetration of our products in managed markets.

In 2011, we placed a greater weighting (70%) of participants’ bonus opportunity on the achievement of our company financial targets, because we are committed to driving year-over-year stockholder return as the primary objective of the annual incentive program.

If and when the bonus pool is funded, we consider the extent of the company’s achievement of these financial performance targets to determine the size of the bonus pool.  In order to motivate superior performance, the Board may exercise discretion in determining the actual bonus pool funding amount, and specific bonus payouts, if the company substantially outperforms budgeted EPS and additional key financial targets, subject to the cap described above.  In determining achievement of corporate objectives, the Board also considers unplanned developments, such as unanticipated expenditures related to strategic acquisitions, as well as quality of earnings, which acknowledges that variances in financial performance versus operating plan often occur as a result of external factors beyond the control of the management team.

2011 Performance Results and Bonus Awards

The following table sets forth the company’s actual results for 2011 in comparison with the financial targets set at the beginning of the year:

2011 Financial Performance Objectives and Actual Performance*
Financial Metric	2011 Performance Target	2011 Performance Result
Cash EPS*	$ 2.50	$ 3.32
Adjusted EBITDA*	$157 Million	$210.7 Million
Adjusted Return on capital employed*	19%	22%
Adjusted Net Income*	$ 84 Million	$121.7 Million
Capital Spending	$ 15 Million	$ 11.6 Million
Gross margin	$350 Million	$386.7 Million

___________________________

  * See Appendix B for explanation of Non-GAAP financial terms.

As demonstrated above, we substantially exceeded the targeted financial goals in the aggregate.  We believe that our 2011 performance resulted in large part from continuing to build on the principles that brought us success in 2009 and 2010: an intelligent approach to product selection, a pursuit of efficiencies and cost savings, and an emphasis on quality, compliance and customer service.  Optimization of our generics product portfolio, with several successful product launches, led Par Pharmaceutical to exceed its division strategic objectives and contribute significantly to the company’s strong performance in 2011.  Strativa Pharmaceuticals contributed to a lesser degree to the company’s performance, as the newly launched Zuplenz® and Oravig® products did not capture the necessary market share to make them economically viable, and the division was required to undergo a modest reorganization in 2011.  This reorganization resulted in decreasing the size of the Strativa sales force and home office to efficiently support our two remaining products, Megace® ES and Nascobal®.  Both products have performed well since these changes were made, Strativa was profitable in the fourth quarter of 2011 on a direct cost basis, and we believe both products are now well positioned for future profitability.  In accordance with our “pay for performance” compensation philosophy, we generally awarded individual employee bonuses commensurate with the relative contribution of the employee’s division to the company’s 2011 performance, with an aggregate bonus pool at 135% of aggregate target for all eligible employees.

The “Grants of Plan-Based Awards” table on page 53 sets forth the hypothetical bonus awards available to the Named Executives for achieving the minimum or “threshold” performance target (column c), the “target” bonus award for successful achievement of performance targets (column d), and the maximum bonus award possible for materially exceeding performance targets (column e) in 2011.  As with all eligible participants under the plan, however, actual awards to each of the Named Executives varied according to our assessment of each individual’s performance and contribution to the company’s successes in 2011.  For actual amounts awarded to each Named Executive, see column “g” of the “Summary Compensation Table” on page 51 below.  Specifically, bonus awards for Named Executives ranged from 160% to 200% of their respective bonus targets, and were influenced by the Committee’s assessment of the key accomplishments of each Named Executive set forth below:

Patrick G. LePore, Chairman and Chief Executive Officer, was awarded a bonus equal to 178% of his target, based on his outstanding performance in meeting, and in some cases exceeding, substantially all of the key objectives set for him by the Committee in 2011, which enabled the company to significantly surpass its financial targets for the year.  These objectives included:

•

met or exceeded all Board-approved financial goals;

•

made prudent investments into the business to augment growth and ensured our resources and facilities remained state of the art;

•

refocused and restructured Strativa for success; and

•

continued to develop our management team and leadership pipeline.

Michael A. Tropiano, Executive Vice President and Chief Financial Officer, received a bonus at 200% of his bonus target, based on his successful achievement of the following objectives:

•

effectively represented the company to the investment community through interactions with current and potential investors and analysts;

•

guided our finance and accounting teams to become business support units, with the ability to provide timely analysis and improve the speed and quality of financial decision-making; and

•

played a pivotal role in our acquisition of Anchen Incorporated and its subsidiary Anchen Pharmaceuticals, Inc. (collectively referred to as Anchen), a privately held generic pharmaceutical company.

Thomas J. Haughey, President, was awarded a bonus at 200% of his bonus target, based on his successful achievement of the following objectives:

•

successfully coordinated legal due diligence and led the negotiations for the acquisition of Anchen and Edict Pharmaceuticals Private Limited (Edict), a developer and manufacturer of generic pharmaceuticals based in Chennai, India;

•

executed several key business development transactions, resulting in the addition of several products to our generics product pipeline;

•

presented at several Healthcare conferences and participated in the Generic Pharmaceutical Association Annual Meeting, to broaden external and industry exposure and develop relationships with key industry executives; and

•

successfully led the negotiations to return the U.S. commercialization rights of Zuplenz® and Oravig® to our respective development partners as part of the reorganization of Strativa.

Paul V. Campanelli, Chief Operating Officer and President of Par Pharmaceutical, our generic products division, was awarded a bonus at 200% of his bonus target, based on the generic division’s strong financial performance and its significant contribution to our performance and his successful achievement of the following performance objectives:

•

identified Anchen and Edict as acquisition targets and played a pivotal role in the negotiation of each acquisition agreement;

•

successfully launched several new generic products;

•

executed the strategic acquisition of the rights to three products from Teva Pharmaceuticals, Inc:  fentanyl citrate lozenges (a generic version of Actiq®), cyclobenzaprine ER capsules (a generic version of Amrix®), and modafinil tablets (a generic version of Provigil®);

•

acquired rights to a first-to-file dosage strength of the generic version of Exforge®, rounding out our existing first-to-file ANDA on the remaining three dosage strengths; and

•

played a pivotal role in product quality assurance, control and manufacturing excellence.

Stephen O. Montalto, Senior Vice President, Human Resources, was awarded a bonus at 160% of his bonus target, based on his successful achievement of the following objectives:

•

successfully executed the Strativa restructuring plan with minimal disruption to our business operations;

•

led recruitment efforts to enhance organizational depth resulting in strategic hires in Biopharmaceutical and Quality Assurance/Compliance functions;

•

provided Human Resources due diligence support to evaluate potential risk and exposure resulting from the Anchen and Edict acquisitions; and

•

began implementation of a leadership competency model to assess internal talent and provide valuable succession planning insight for personal development programs.

Long-Term Incentive

Equity-based compensation, such as stock options, restricted stock and restricted stock units, is an important element of our compensation program for executives.  We believe that equity-based compensation is the most effective means of aligning executives’ interests with stockholder interests because equity-based compensation (i) creates an economic incentive for the creation of long-term stockholder value, (ii) encourages retention of executives, because any unvested portions of such awards are forfeited if an executive voluntarily resigns before an award becomes fully vested, and (iii) enhances executive ownership interests in the company and, by extension, in the company’s performance.

Management submits recommendations to the Committee in the first quarter of each year for annual grants of equity awards to executives.  In setting the annual long-term incentive opportunity for each executive, the Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of the grants in relation to other elements of total compensation, and competitive compensation practices in the market.  In consultation with management, the Committee also allocates annually a specific number of shares of our common stock to be used for the grant of stock options and, potentially, restricted stock, to newly-hired employees and to employees for promotions or excellence during the upcoming year.  The authority to allocate and grant such awards is delegated by the Committee to the Chief Financial Officer and Senior Vice President of Human Resources, subject to the parameters established by the Committee and the terms of our performance equity plan.  This process provides consistency in administration because all such grants are effective once per month on a predetermined date.

The mix of equity-based compensation awarded under the plan has changed from year to year, based upon our specific objectives for the program each year and on various market factors.  Prior to 2005, long-term incentives took the form of stock option awards that vested over time.  In 2005, we began awarding shares of restricted stock or restricted stock units to executives in lieu of a portion of the number of stock options that we previously would have awarded, to supplement the retention goal of equity-based compensation in periods when the company’s stock price is volatile and the value of stock options can vary significantly.

2011 Long-Term Incentive Awards

Our 2011 long-term incentive program was intended to reward employees for creating and sustaining value for stockholders and encourage management retention and engagement, while continuing to promote substantial ownership stakes in the company among the Named Executives.  Consistent with these goals and with competitive practices in our peer group and market sampling, 2011 equity awards for eligible employees consisted primarily of a blend of stock options and restricted stock and/or cash-settled restricted stock units that vest in 25% increments each year on the anniversary of the grant date over a four-year period.  To promote alignment of incentives at our most senior levels of management (at the Senior Director level and above), the mix of these two types of equity vehicles was delivered in equal proportions of value – that is, 50% of economic value in stock options, and 50% of economic value in restricted stock or cash-settled restricted stock units.  We believe that this blend provides a balance between promoting share ownership and retention (i.e., time-vested full value share awards such as restricted stock and cash-settled restricted stock units) and aligning rewards with stockholder value creation in the form of stock price-driven, at-risk equity (i.e., stock options, which have value for the recipient only to the extent of an increase in our stock price).  For eligible employees below this level, who do not have the same degree of influence over company performance as senior management, awards took the form of cash-settled restricted stock units to promote retention and workforce stability.

We set total equity award opportunities for our Named Executives so that their target total compensation level would approximate the median target total compensation level for comparable positions in our “market” analysis of compensation surveys and proxy data from our peer group companies.  This approach was comparable to our 2010 long-term incentive program, which represented a decrease in the target level of our senior executive long-term incentive opportunity (previously targeted to the 75th percentile of the market), because we are cognizant of our stockholders’ concern that executive compensation be reasonable, while providing an appropriate incentive to our executives to drive company performance, which also ultimately benefits our stockholders.  For specific amounts awarded to each Named Executive, see columns “f” and “g” of the “Grants of Plan Based Awards” table on page 53.

Traditional Employee Benefits and Executive Perquisites

We maintain broad-based benefits programs for all eligible employees, including health insurance, life and disability insurance and dental insurance, to remain competitive in the marketplace and enable us to attract and retain quality employees.  For the same reasons, we maintain a 401(k) plan, which provides a tax-deferred means for employees to save for retirement.  Pursuant to the 401(k) plan, eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the plan.  Annually, we contribute an amount equal to 50% of up to 6% of the compensation contributed by the employee.  Contributions to the 401(k) plan are subject to certain limits imposed under the Internal Revenue Code.

Participants of the 401(k) plan become vested with respect to 20% of the company’s contributions for each full year of employment; thus, each annual contribution becomes fully vested after five full years.  This vesting schedule further encourages employee retention.

In addition, we provide our executives with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program and are intended to enable us to attract and retain highly-qualified employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to senior executives.

In 2011, perquisites granted to our senior executives included an automobile allowance, supplemental life insurance and disability benefits.  The aggregate incremental cost of the perquisites for any individual Named Executive as reflected in the “Summary Compensation Table” on page 51 represents approximately 5% of each Named Executive’s total annual salary and target bonus, and approximately 3% or less if the value of equity awards is added to the Named Executive’s total annual compensation amount.

Compensation Mix

The mix of fixed versus variable compensation is an important factor in motivating executives to contribute to our financial performance over the short- and long-term and in aligning management interests with stockholder interests.  Our view is that, the more senior the executive, (i) the greater the executive’s cash compensation should be in the form of annual bonus opportunity, which is contingent on achieving the company’s short-term performance objectives, and (ii) the greater the executive’s overall target compensation should be comprised of equity compensation, the value of which is dependent on the company’s stock performance.  We believe this compensation framework focuses executives on improving financial results and creating value for our stockholders.

Accordingly, about half the 2011 target total compensation for our Named Executives consisted of equity awards (stock options and/or restricted stock) under our long-term incentive program (except Mr. LePore’s equity compensation consisted of a three-year restricted stock unit award pursuant to his employment agreement), the value of which is dependent on the company’s stock performance.  Target cash compensation for Mr. LePore, our most senior executive, was allocated equally between annual base salary and target annual incentive, which is awarded only if the company meets the performance goals set by the Board.  Target cash compensation for our other Named Executives was allocated two-thirds to annual base salary and one-third to target annual incentive.  These allocations are illustrated in the following charts:

2011 Target Total Direct Compensation

                      Chief Executive Officer

                      Other Named Executives (Average)

The Committee believes that these allocations provided an appropriate mix of fixed, contingent, and variable compensation for our Named Executives by tying approximately half of their target total direct compensation to our stock price, and conditioning receipt of one-third to one-half of target cash compensation on meeting company performance goals set by the Board, thereby aligning Named Executives’ interests with our stockholders’ interests.

Severance and Change of Control

We also provide our Named Executives with certain benefits upon termination of their employment in various circumstances, as described under “Potential Payments and Rights Upon Termination or Change of Control” on page 55.  The objective of these benefits is to recruit and retain talent in a competitive market, preserve the focus and productivity of management, and, under certain circumstances, alleviate the dislocation resulting from a termination of employment.  Benefits that are provided in the event of a termination following a change of control also are intended to avoid disruption and prevent attrition during a period of uncertainty that arises in the context of actual or rumored change of control situations.  The existence of these arrangements does not play a specific role in our other compensation decisions for our Named Executives.

Other 2011 Compensation Events

Final Partial Vesting of One-Time Executive Retention Equity Awards

As disclosed in our 2009 Proxy Statement, on November 18, 2008, in connection with the resizing and restructuring plan for our company, we awarded a special one-time equity retention award to certain key executives who we believed would be most instrumental to the mid- and long-term success of the company’s restructuring.  Mr. Haughey and Mr. Campanelli each received retention awards that vested on the third anniversary of the grant date, November 18, 2011.  These amounts are reflected in the “Option Exercises and Stock Vested” table on page 55.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:

Melvin Sharoky, M.D. (Chairman)

Joseph E. Smith

Patrick J. Zenner

Compensation Risk Assessment

Based on an internal risk assessment of our compensation programs, we do not believe that they are designed in such a way as to encourage executives or other employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on the company.  Factors that led to our conclusion include:

•

Our compensation mix places a significant weighting on long-term incentive compensation for individuals who are in positions having greater influence on the company’s performance.  Our compensation mix does not place an undue emphasis on annual incentives or any other arrangement that would encourage risk-taking behaviors aimed at achieving solely short-term results.

•

Annual incentive bonuses are contingent on the attainment of minimum company-wide performance thresholds.  Actual bonus levels are not automatically calibrated, but rather are subject to the discretion of the Board and to maximum payout levels (caps).

•

Our executive stock ownership guidelines are competitive among our peer group companies and encourage a long-term perspective on the part of our executives, which discourages excessive risk taking for short-term gain.

•

We have the right to recover equity awards in the event that a financial restatement is necessary due to an officer’s intentional misconduct or gross negligence.

•

Compensation programs for our field sales force are aligned with industry practice.  Our field sales force undergoes comprehensive compliance training, and sales activities are closely monitored and periodically audited.

Executive Compensation

The following table sets forth compensation earned for the fiscal years ended December 31, 2011, December 31, 2010, and December 31, 2009, by the individuals who served at any time during 2011 as either our Chief Executive Officer or Chief Financial Officer and by the three most highly-compensated executive officers and officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as such as of December 31, 2011, and who earned over $100,000 in total compensation from us (and our subsidiaries) during fiscal year 2011, and one former executive officer who would have been one of the three most highly compensated executive officers if he had been an executive officer as of December 31, 2011 (collectively, the “Named Executives”).  We awarded or paid such compensation to all such persons for services rendered by them in all capacities during the 2011 fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Award(2) ($)	Option Award(3) ($)	Non- Equity Incentive Plan Compensa- tion(4) ($)	All Other Compensation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Patrick G. LePore, Chairman and Chief Executive Officer(6)	2011 2010 2009	898,654 847,500 830,769	0 0 0	1,849,984 749,999 644,994	0 724,286 767,273	1,600,000 1,300,000 1,400,000	25,312 25,312 24,222	4,373,950 3,647,097 3,667,258
Michael A. Tropiano, Executive Vice President and Chief Financial Officer(7)	2011 2010 2009	374,039 307,058 --	0 0 --	674,977 312,510 --	253,853 108,646 --	375,000 245,000 --	26,224 24,729 --	1,704,093 997,943 --
Thomas J. Haughey, President(8)	2011 2010 2009	447,885 382,885 363,462	0 0 0	324,987 350,005 0	275,018 338,006 628,180	450,000 300,000 350,000	23,027 23,027 23,061	1,520,917 1,393,923 1,364,703
Paul V. Campanelli, Chief Operating Officer; President, Par Pharmaceutical(9)	2011 2010 2009	447,885 382,885 372,372	0 0 0	324,987 325,011 0	275,017 313,855 583,310	450,000 350,000 350,000	24,393 24,393 21,162	1,522,282 1,396,144 1,326,844
Stephen O. Montalto, Senior Vice President, Human Resources(10)	2011 2010 2009	284,808 -- --	0 -- --	174,990 -- --	148,091 -- --	160,000 -- --	21,495 -- --	789,384 -- --
John A. MacPhee, former Executive Vice President; former President, Strativa Pharmaceuticals(11)	2011 2010 2009	37,500 368,269 363,462	0 0 0	0 325,011 0	0 313,855 583,310	0 0 300,000	767,492 22,368 24,003	804,992 1,029,503 1,270,775

(1)

Increases for 2011 base salary were effective as of January 10, 2011 and accordingly actual figures are slightly lower than annual salary levels – see “Base Salary” on page 42.  Actual figures for 2009 were slightly higher than annual salary levels because the bi-weekly payroll checks scheduled to be issued on January 1, 2010, were mandated by Federal and State regulations to be paid on December 31, 2009, thereby creating an extra pay period in 2009.

(2)

Stock awards:  The amounts listed reflect the full grant date fair values in accordance with FASB ASC 718-10 Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(3)

Option awards: The amounts listed reflect the full grant date fair values in accordance with FASB ASC 718-10 Compensation – Stock Compensation.  For assumptions used in determining these values, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)

Annual Incentive:  Consists of amounts paid pursuant to our annual incentive program.   See the discussion in Annual Incentive, beginning on page 42 for amounts paid for 2011.

(5)

Perquisites and all other compensation:

•

Mr. LePore:  includes payments in 2011, 2010 and 2009 for executive life and disability, and car allowance perquisites.

•

Messrs. Tropiano, Haughey, and Campanelli: (i) includes payments in 2010, and 2009 for executive life and disability, executive physical, 401(k) match and car allowance perquisites, and (ii) includes payments; in 2011 for executive life and disability, 401(k) match, and car allowance perquisites

•

Mr. Montalto: includes payments in 2011 for executive life and disability, 401(k) match and car allowance perquisites.

•

Mr. MacPhee: (i) includes payments in 2010 and 2009 for executive life and disability, executive physical, 401(k) match and car allowance perquisites, and (ii) includes payments in 2011 for separation payment of $750,975, 401(k) match and car allowance perquisites.  See “Named Executive Who is No Longer Employed by Us” on page 62.

(6)

During most of the relevant period (until November 21, 2011) Mr. LePore also held the position of President.

(7)

Mr. Tropiano was promoted to Executive Vice President and Chief Financial Officer effective July 1, 2010.  Mr. Tropiano was not a “Named Executive” prior to 2010 and, therefore, his compensation for 2009 is not being reported in this proxy statement.

(8)

During most of the relevant period (until November 21, 2011) Mr. Haughey held the positions of Executive Vice President, Chief Administrative Officer, General Counsel and Secretary.

(9)

During most of the relevant period (until November 21, 2011) Mr. Campanelli held the position of Executive Vice President.  He served as President of Par Pharmaceutical, our generic products division, throughout 2011.

(10)

Mr. Montalto was not a “Named Executive” prior to 2011 and, therefore, his compensation for 2009 and 2010 is not being reported in this proxy statement.  Mr. Montalto is not an executive officer of the company, but is included as a Named Executive in the Compensation Discussion and Analysis as one of the three most highly-compensated officers (other than the Chief Executive Officer and Chief Financial Officer).

(11)

Mr. MacPhee terminated his employment as Executive Vice President and President, Strativa Pharmaceuticals, effective January 31, 2011.  See “Named Executives Who Is No Longer Employed by Us” on page 62.

 Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the Named Executives during 2011, except Mr. MacPhee, who terminated his employment effective January 31, 2011.  See “Named Executive Who Is No Longer Employed by Us” on page 62.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) ($) Threshold Target Maximum			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards (3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Patrick G. LePore	1/6/2011				50,629			1,849,984
		540,000	900,000	1,800,000
		2,000,000(5)		9,000,000(5)

Michael A. Tropiano	1/6/2011					16,420	36.54	253,853
	1/6/2011				8,210			299,993
	5/16/2011				10,794			374,984
		112,500	187,500	375,000
Thomas J. Haughey	1/6/2011					17,789	36.54	275,018
	1/6/2011				8,894			324,987
		135,000	225,000	450,000
Paul V. Campanelli	1/6/2011					17,789	36.54	275,018
	1/6/2011				8,894			324,987
		135,000	225,000	450,000
Stephen O. Montalto	1/6/2011					9,579	36.54	148,091
	1/6/2011				4,789			174,990
		59,850	99,750	199,500

(1)

We provide performance-based annual bonus awards to our executive officers under our annual incentive program administered by the Compensation Committee.  These columns indicate the ranges of possible payouts targeted for 2011 performance for each of the Named Executives.  “Threshold” refers to the minimum amount payable for a certain level of performance under the annual incentive program, whereas “Target” refers to the amount payable if the specified performance target is reached, and “Maximum” refers to the maximum payout possible under the program.  Actual bonus awards paid in 2011 are set forth in column (g) of the “Summary Compensation Table" on page 51.  For additional discussion of our annual incentive program, see “Annual Incentive,” beginning on page 42.

(2)

Awards granted under our performance equity plan pursuant to our long-term incentive program, except for the award granted to Mr. LePore pursuant to the terms of his employment agreement.  See “Chief Executive Officer Evaluation Process” on page 40.

(3)

The exercise price of option awards is the closing sale price of our common stock reported for the date of grant on the NYSE.  Options awarded in 2011 under our performance equity plan pursuant to our long-term incentive program vest annually in 25% increments over a four-year period.

(4)

Grant date fair value of restricted stock grants is based on the fair market value of our common stock on the respective grant dates in accordance with FASB ASC 718-10.  The weighted average per share grant date fair value of all Named Executives’ restricted stock grants was $36.54.  The grant date fair value of stock option grants is based on the Black-Scholes option pricing model on the date of grant, in accordance with FASB ASC 718-10.  The weighted average per share fair value of all Named Executives’ stock option grants was $15.46.  For additional discussion on the relevant assumptions used to determine the valuation of stock and option awards, see Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(5)

Pursuant to the CEO Long-Term Incentive Plan, Mr. LePore is eligible to receive an incentive compensation award only if our common stock achieves specified compound annual growth rates (CAGR) over his three-year employment term (January 1, 2011 through December 31, 2013).   No award will be payable if our three-year CAGR is below 4%.  Awards range from a minimum of $2 million (for a three-year CAGR of 4%) to a maximum of $9 million (for a three-year CAGR of 20% or more).  No award will be payable if the employment agreement is terminated prior to its expiration unless a change of control (as defined in the agreement) has occurred.  See “Chief Executive Officer Evaluation Process” on page 40.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the number of shares of common stock covered by exercisable and unexercisable options and unvested restricted stock and restricted stock units held by the Named Executives (except Mr. MacPhee) at December 31, 2011.  Mr. MacPhee no longer holds any options, restricted stock or restricted stock units.  See “Named Executive Who Is No Longer Employed by Us” on page 62.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Patrick G. LePore					101,924	3,335,973
	5,000	--	22.20	5/17/2016
	120,000	--	19.26	10/29/2016
	11,200	--	24.27	3/21/2017
	120,000	--	20.00	8/8/2017
	--	65,467	13.06	1/7/2019
	13,533	40,599	27.71	1/3/2020
Michael A. Tropiano					31,746	1,039,047
	30,000	--	24.49	8/31/2015
	875	--	33.62	1/8/2016
	4,700	--	24.27	3/21/2017
	6,700	13,400	13.06	1/7/2019
	2,030	6,090	27.71	1/3/2020
	--	16,420	36.54	1/5/2021
Thomas J. Haughey					21,408	700,684
	2,500	--	60.85	1/19/2014
	14,951	--	42.14	1/5/2015
	7,496	--	33.62	1/8/2016
	13,200	--	24.27	3/21/2017
	34,290	--	10.99	11/17/2018
	--	53,599	13.06	1/7/2019
	6,315	18,947	27.71	1/3/2020
	--	17,789	36.54	1/5/2021
Paul V. Campanelli					20,730	678,493
	23,000	--	60.85	1/19/2014
	8,970	--	42.14	1/5/2015
	4,497	--	33.62	1/8/2016
	3,175	--	24.27	3/21/2017
	34,290	--	10.99	11/17/2018
	--	49,771	13.06	1/7/2019
	--	17,593	27.71	1/3/2020
	--	17,789	36.54	1/5/2021
Stephen O. Montalto					10,818	354,073
	20,000	--	60.85	1/19/2014
	7,475	--	42.14	1/5/2015
	3,373	--	33.62	1/8/2016
	17,145	--	10.99	11/17/2018
	--	22,971	13.06	1/7/2019
	2,932	8,797	27.71	1/3/2020
	--	9,579	36.54	1/5/2021

         (1)

Unexercisable options vest 25% per year over the course of four years, each on the anniversary of the date of grant, except for the options granted on November 18, 2008 and which expire on November 17, 2018; two-thirds of these options vested on November 18, 2010, and the remainder vested on November 18, 2011.

         (2)

Market value of stock reported is determined by multiplying the closing market price of our common stock at December 31, 2011 by the number of shares of stock ($32.73).

Option Exercises and Stock Vested

The table below shows the number of shares of common stock acquired by the Named Executives during 2011 upon the exercise of stock options and the vesting of other stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Patrick G. LePore	65,467	1,379,370	106,428	3,664,536
Michael A. Tropiano	0	0	18,831	660,544
Thomas J. Haughey	95,391	2,263,005	74,703	2,546,966
Paul V. Campanelli	116,365	1,894,105	74,003	2,524,688
Stephen O. Montalto	13,361	266,316	27,654	921,920
John A. MacPhee	140,740	2,449,420	63,006	2,269,470

(1)

The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options.

(2)

The amounts in this column are calculated by multiplying the number of shares acquired on vesting of the underlying stock award by the fair market value of the common stock on the date of vesting.

Non-Qualified Deferred Compensation

We do not maintain a defined contribution plan or any other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plan Information

See Proposal 3 – “Approval of 2012 Omnibus Incentive Plan” on page 21.

Pension Benefits

We maintain a retirement savings plan, which is intended to be qualified under Section 401(a) and (k) of the Internal Revenue Code (the “401(k) plan”), pursuant to which eligible employees, including the Named Executives, are permitted to contribute from 1% to 25% of their compensation to the 401(k) plan, subject to certain limits.  We typically contribute an amount equal to 50% of up to 6% of the compensation contributed by the employee.  In connection with making matching contributions under the 401(k) plan, we incurred expenses of $1,200,000 in 2011.  Participants of the 401(k) plan become vested with respect to 20% of our contributions for each year of employment with us and thus become fully vested after five full years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The section below describes the payments that may be made to our Named Executives upon their separation or termination, assuming such events were to occur during the fiscal year 2011, pursuant to individual agreements or in connection with a change of control.

Employment Agreements with Named Executives

We have entered into employment agreements with Messrs. LePore, Tropiano, Haughey, Campanelli and Montalto to provide the company with a level of assurance with regard to their continued service, as discussed in “Employment Agreements” on page 38 above.  We had an employment agreement in place with Mr. MacPhee, and in connection with the termination of his employment, we have entered into a separation agreement with him.  In March 2009, we decided to limit the circumstances in which our executives would be entitled to an acceleration of vesting of equity awards in the event that we decided to terminate their employment without “cause.”  Previously, if any of our executives were terminated without “cause,” the vesting of all of the affected individual’s unvested equity awards would accelerate, and the individual would have 24 months to exercise his or her equity awards. We amended our existing employment agreements with our Named Executives (and have provided in employment agreements entered into after March 2009) that, if employment is terminated without “cause” but was attributable to poor performance, any unvested equity award granted after December 31, 2008 would not accelerate.  (See the definition of “Poor Performance” on page 59 below.)  Additionally, we reduced the time period within which any option awards could be exercised, from 24 months to three months.

Our assessment of our employment agreement arrangements is an ongoing process that is subject to the terms of existing agreements, and we are committed to further assess and make appropriate changes as agreements come to term.  We have ensured that none of our employment agreements provide for guaranteed or recurring base salary increases or cash or equity-based incentives regardless of performance.  Base salary for our Chief Executive Officer and other executive officers may be increased only at the discretion of the Compensation Committee.

The discussion below relates to the executives’ employment agreements in effect on December 31, 2011.  For a summary of the severance terms and conditions under the employment agreements for the Named Executives, and the terms of the separation agreements entered into with Mr. MacPhee, as well as the amounts that are or could be payable to the Named Executive upon termination of employment or a change of control of the company, see the discussion beginning on page 58.

Terms of LePore Employment Agreement

Mr. LePore has been a member of our Board since May 18, 2006.  He has served as our Chief Executive Officer since September 26, 2006 and as our President during such time until November 2011.  In 2010, the existing three-year employment agreement with Mr. LePore expired.  The Board, upon the recommendation of the Compensation Committee, approved a new three-year, non-renewable employment agreement with Mr. LePore, which became effective January 1, 2011.  Pursuant to the agreement, Mr. LePore’s compensation consists of annual base salary ($900,000 as of December 31, 2011), subject to annual review and increase at the Board’s discretion.  He is eligible for annual bonuses (in a target amount equal to 100% of his annual base salary) based on performance criteria to be determined by the Board, including his performance and our performance and financial condition.  The agreement provides for an award of restricted stock units, with an economic value of $1,850,000, which does not vest until December 31, 2013 (subject to certain earlier termination provisions or the company’s change of control).  Pursuant to the agreement, Mr. LePore is eligible to receive an incentive compensation award only if our common stock achieves specified compound annual growth rates (CAGR) over his three-year employment term (January 1, 2011 through December 31, 2013).   No award will be payable if our three-year CAGR is below 4%.  Awards range from a minimum of $2 million (for a three-year CAGR of 4%) to a maximum of $9 million (for a three-year CAGR of 20% or more).  No award will be payable if the employment agreement is terminated prior to its expiration unless a change of control (as defined in the agreement) has occurred.  Pursuant to the agreement, Mr. LePore is not eligible to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans or awards as may be applicable to our other executive officers.  Additionally, while Mr. LePore is employed by us, we are obligated to pay the premiums on a $3,000,000 term life insurance policy for the benefit of his estate.

Terms of Tropiano Employment Agreement

We entered into an employment agreement with Mr. Tropiano dated July 21, 2010 for an initial three-year term with automatic renewals for successive one-year terms thereafter (unless Mr. Tropiano or we provide a notice of non-renewal of any subsequent employment period).  Pursuant to the agreement, Mr. Tropiano is employed as our Executive Vice President and Chief Financial Officer and receives an annual base salary ($375,000 as of December 31, 2011), subject to review and increase at the Board’s discretion.  Mr. Tropiano will be eligible for annual bonuses (with a target amount

                                                                                                  56

equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Stock awards granted to Mr. Tropiano in 2011 under our long-term incentive program are described in the “Grants of Plan-Based Awards” table on page 53.  During his employment term, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of Mr. Tropiano’s estate.

Terms of Haughey Employment Agreement

Mr. Haughey was promoted to President in November 2011, but prior to that time served as our Executive Vice President, General Counsel and Secretary.  We entered into a three-year employment agreement with Mr. Haughey dated March 4, 2008 (which replaced his previous employment agreement dated September 15, 2005), as amended March 4, 2009, as noted above.  Mr. Haughey’s agreement was for an initial three-year term (March 4, 2008 through March 4, 2011) with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. Haughey).  Mr. Haughey’s employment agreement has been renewed for successive one-year terms through March 4, 2013.  Mr. Haughey receives an annual base salary ($450,000 as of December 31, 2011), subject to review and increase at the Board’s discretion. Mr. Haughey is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans. Stock awards granted to Mr. Haughey in 2011 under our long-term incentive program are described in the “Grants of Plan-Based Awards” table on page 53.  In addition, while Mr. Haughey is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of Campanelli Employment Agreement

We entered into an employment agreement with Mr. Campanelli dated March 5, 2008, as amended March 4, 2009, as noted above.  Pursuant to the agreement, Mr. Campanelli is employed as President of Par Pharmaceutical, our generic products division, for an initial term through December 31, 2010, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. Campanelli). Mr. Campanelli’s employment agreement has been renewed for successive one-year terms through December 31, 2012.  Mr. Campanelli receives an annual base salary ($450,000 as of December 31, 2011), subject to review and increase at the Board’s discretion.  Mr. Campanelli is eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  Stock awards granted to Mr. Campanelli in 2011 under our long-term incentive program are described in the “Grants of Plan-Based Awards” table on page 53. In addition, while Mr. Campanelli is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of Montalto Employment Agreement

We entered into an employment agreement with Mr. Montalto, dated March 4, 2008, as amended March 4, 2009, as noted above.  Pursuant to the agreement, Mr. Montalto is employed as our Senior Vice President, Human Resources for an initial term through March 4, 2010, with automatic renewals for successive one-year terms thereafter (unless a notice of non-renewal of any subsequent employment period is provided in advance by either us or Mr. Montalto).  Mr. Montalto’s employment agreement has been renewed for successive one-year terms through March 4, 2013.  Mr. Montalto receives an annual base salary ($285,000 as of December 31, 2011), subject to review and increase at the Board’s discretion.  Mr. Montalto is eligible for an annual bonus (with a target amount equal to 35% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock options, restricted stock and similar equity plans.  Stock awards granted to Mr. Montalto in 2011 under our long-term incentive program are described in the “Grants of Plan-Based Awards” table on page 53.  In addition, while Mr. Montalto is employed by us, we are obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.

Terms of MacPhee Employment Agreement

We entered into an employment agreement, dated March 6, 2008, as amended March 4, 2009 with Mr. MacPhee, the former President of Strativa Pharmaceuticals, our proprietary products division.  Mr. MacPhee received an annual base salary ($375,000 as of December 31, 2010), subject to review and increase at the Board’s discretion.  Additionally, Mr. MacPhee was eligible for annual bonuses (with a target amount equal to 50% of his annual base salary), determined by the Board in its discretion, and to participate in our long-term incentive plans, including the stock option, restricted stock and similar equity plans.  In addition, while Mr. MacPhee was employed by us, we were obligated to pay the premiums on a $1,000,000 term life insurance policy for the benefit of his estate.  See “Named Executive Who Is No Longer Employed by Par” on page 62.

Potential Payments and Rights Upon Termination of Employment or a Change of Control

Our Named Executives may receive compensation in connection with the termination of their employment under certain events, whether before or after a change of control of the company.

The terms “cause,” “material breach,” “Change of Control,” “Poor Performance” and “Stay Period” are specifically defined in each Named Executive’s employment agreement.  For purposes of the discussion below, however, such terms generally mean the following:

The term “cause” generally means (i) conviction of, guilty or no contest plea to, or confession of guilt of, a felony, or other crime involving moral turpitude; (ii) an act or omission in connection with employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to the company; (iii) a material breach by the executive of his employment agreement; (iv) continuing failure to perform such duties as are assigned to the executive; (v) knowingly taking any action on the company’s behalf without appropriate authority to take such action; (vi) knowingly taking any action in conflict of interest with the company given the executive's position with us; or (vii) the commission of an act of personal dishonesty by the executive that involves personal profit in connection with the company.

The term “material breach” generally means (i) our failure to make any payment that we are required to make to the executive when due or within two business days; (ii) the assignment to the executive, without his written consent, of duties inconsistent with positions, responsibilities and status with the company, a change in the executive's reporting responsibilities, titles or offices or any act constituting a constructive termination or removal of the executive; (iii) a reduction in the executive’s base salary; or (iv) a permanent reassignment (without the executive’s consent) to a primary work location more than 35 miles from our present executive offices.

“Change of Control” of the company generally means (i) any individual, firm, corporation or other entity, or any group (as defined in the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the Exchange Act) of more than twenty percent (20%) of the then outstanding shares entitled to vote generally in the election of our directors; (b) the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group to commence, a tender or exchange offer subject to the Exchange Act for any class of our capital stock; or (c) our stockholders approve (i) a definitive agreement for the merger or other business combination of our company with or into another corporation pursuant to which our stockholders do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, (ii) a definitive agreement for the sale, exchange or other disposition of all or substantially all of our assets, or (iii) any plan or proposal for our liquidation or dissolution.

“Poor Performance” means the executive’s consistent failure to meet reasonable performance expectations and goals that are established by the Board or our executive team and communicated to the executive (other than any such failure resulting from incapacity due to physical or mental illness).  However, under the employment agreements, termination for Poor Performance will not be effective unless at least 30 days prior to such termination the executive receives notice from our Chief Executive Officer or the Board that specifically identifies the manner in which the executive has not met the prescribed performance expectations and goals and the executive has not corrected such failure or made substantial and material progress in correcting such failure to the satisfaction of our Chief Executive Officer or the Board.

“Stay Period” means the six month period during which the executive continues employment with us or our successor after the date a Change of Control occurs.

The various events of termination of employment and the payments and benefits (if any) to which a Named Executive (except Mr. MacPhee, who is no longer employed by us) may be entitled under such situations are described below and illustrated in the table on page 61.

Upon death or disability

Upon termination of employment for death or disability, each Named Executive would be entitled to a payment calculated as a multiple of the sum of (i) his annual base salary in effect at the applicable time plus (ii) his last annual cash bonus, less any life insurance or disability insurance received by the Named Executive or his estate.  The applicable multiple for Mr. LePore is two (in the event of disability); the multiple for Messrs. Campanelli and Haughey is two; the multiple for Mr. Tropiano is one; and the multiple for Mr. Montalto is 1.5.  Pursuant to the terms of our performance equity plan and equity award agreements, for awards granted after December 31, 2008, the unvested restricted stock awards and options to purchase our stock terminate, except those awards that would have vested as of the next anniversary of the grant date after such termination, upon death or disability.  However, all of Mr. LePore’s unvested equity awards vest and he or his representative would have 24 months to exercise vested options granted prior to December 31, 2008 and three months to exercise vested options granted after December 31, 2008.

Upon our termination of the Named Executive without “cause;” or upon a material breach by us of the Named Executive’s employment agreement

Upon termination of a Named Executive’s employment by us without “cause,” or by the Named Executive upon our material breach of the employment agreement, the affected Named Executive (except Mr. Tropiano) would be entitled to a payment of two times (1.5 times for Mr. Montalto) annual base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the Named Executive’s last annual cash bonus.  In the foregoing circumstances, Mr. Tropiano would be entitled to a payment equal to his annual base salary in effect at the applicable time.  Additionally, all unvested equity awards granted to the Named Executive on or before December 31, 2008 would vest and the Named Executive will have 24 months from the date of termination to exercise any outstanding option awards (except Mr. Tropiano who would have 3 months from the date of termination to exercise).  With respect to any equity award granted after December 31, 2008, if a Named Executive’s employment is terminated (i) by us without “cause” and such termination is not related to “Poor Performance,” or (ii) by him for our material breach, then all such equity awards will vest and he will have three months to exercise any outstanding option awards.

Non-renewal of the Named Executive’s employment agreement by us

If we choose not to renew the employment agreements of Messrs. Campanelli, Haughey and Montalto, Messrs. Campanelli and Haughey would be entitled to a payment of two times, and Mr. Montalto would be entitled to 1.5 times, annual base salary in effect at the applicable time plus two times (in certain circumstances) an amount equal to the Named Executive’s last cash bonus.  In the foregoing circumstances, Mr. Tropiano would not be entitled to any severance payments.  Mr. LePore’s new employment agreement, effective January 1, 2011, is not renewable and does not provide for payment of any severance on the regular expiration of the term.

Upon non-renewal of the employment agreement by the Named Executive; resignation by the Named Executive (other than due to material breach by us); or upon our termination of the Named Executive for “cause”

If the Named Executive’s employment is terminated (i) by his non-renewal of the employment agreement, (ii) by his resignation (other than due to material breach by us), or (iii) by us for “cause,” the Named Executive would not be entitled to any severance payments.

Following a Change of Control upon termination other than for “cause”

If a Named Executive (other than Messrs. Tropiano or Montalto) is terminated after a Change of Control, the severance amounts are the same as before the Change of Control and are determined based on the trigger event for termination.  If, within two years after a Change of Control, Mr. Tropiano’s or Mr. Montalto’s employment is terminated without “cause” or for a material breach by the company (and in Mr. Montalto’s case for non-renewal of his agreement), the Named Executive would be entitled to a payment calculated as a multiple of the sum of his annual base salary in effect at the applicable time plus an amount equal to his last annual cash bonus (but would not receive an amount equal to his last cash bonus if termination is a result of his performance).

If a Named Executive is terminated other than for “cause” within 12 months following any Change of Control, the Named Executive will have 24 months from the date of termination to exercise any vested equity awards granted to the Named Executive (except for Mr. Tropiano, who will have 90 days from the date of termination to exercise), so long as the applicable plan underlying the awards is still in effect and the awards have not expired at the time of exercise.  Pursuant to the terms of our 2004 performance equity plan, all unvested equity awards vest following a Change of Control, unless the award agreement pursuant to which the equity award was granted provides otherwise.  None of our award agreements provide otherwise, except the time-based restricted equity awards under our 2008 long term incentive program, as noted below.

For time-based restricted stock awards granted under our 2008 long term incentive program, unvested equity awards for Named Executives (except Mr. Tropiano) will vest according to the following schedule:

(a)

On the date of termination, if the Named Executive’s employment is terminated after the Change of Control without “cause” or due to a material breach by the company; or

(b)

On the date of the Change of Control, if the Change of Control occurs two or more years after the 2008 grant.

Upon Change of Control (relating to Mr. LePore)

Following a Change of Control, Mr. LePore will be entitled to a pro-rated payment of an Incentive Compensation Award pursuant to the terms of his CEO Long-Term Incentive Plan by multiplying the compound annual growth rate (CAGR) by a fraction, the numerator of which is the number of days from the beginning of the performance cycle (January 1, 2011) through the date of the Change of Control and the denominator of which is 1,096.

After a Change of Control upon termination by the Named Executive during the 90-day period following the Stay Period

If a Named Executive (except Mr. LePore and Mr. Tropiano) remains through the Stay Period after a Change of Control, he can thereafter resign during the 90-day period following the Stay Period and his termination will be treated as a termination by our successor without “cause,” which would entitle him to a payment of two times base salary in effect at the applicable time plus (in certain circumstances) an amount equal to two times the Named Executive’s last annual cash bonus.

Non-compete and Non-solicitation

Each of the current Named Executives has agreed for one year (except Mr. Haughey, who has agreed for two years) following termination of his employment with us not to solicit business or employees away from us and not to provide any services that may compete with our business.  The non-compete restriction, however, will not apply if the Named Executive’s employment term is terminated by us without “cause” or upon our material breach.

Estimated Value of Benefits to Be Received Upon Involuntary Separation Not Related to a Change of Control or Upon Qualifying Termination Following a Change of Control

The following table shows the estimated value of payments and other benefits to be received by our Named Executives (except Mr. MacPhee, who was no longer employed as an executive officer as of December 31, 2011) under the terms of their respective employment agreements or arrangements in effect on December 31, 2011, assuming the employment of such individual terminates under one of the following circumstances as of December 31, 2011.  There are no income tax or excise tax gross-ups of any kind.  The severance arrangements of Mr. MacPhee (who is no longer employed by us) are described on page 62.

Potential Payments Upon Involuntary Separation

Compensation Program	For “Cause”	By the Company Without “Cause,” or Material Breach of Agreement by the Company	Non-Renewal of Agreement by the Company	By the Executive (Other Than Due to Material Breach by the Company), or Non-Renewal of Agreement by Executive	Death or Disability	Upon Termination Other Than for “Cause” (within 12 months) After Change of Control	By the Executive during the 90-Day Period Following 6 Months (Stay Period) After Change of Control
Cash Severance
Mr. LePore	$0	$ 5,000,000(1)	N/A	$0	$ 5,000,000(1)(2)	(3)(4)	N/A
Mr. Tropiano	$0	$ 375,000(5)	$ 0	$0	$ 375,000(5)	$ 1,500,000(6)	N/A
Mr. Haughey	$0	$ 1,800,000(1)	$1,800,000(1)	$0	$ 1,800,000(1)(2)	(4)	$ 1,800,000(7)
Mr. Campanelli	$0	$ 1,800,000(1)	$1,800,000(1)	$0	$ 1,800,000(1)(2)	(4)	$ 1,800,000(7)
Mr. Montalto	$0	$ 667,500(1)	$ 667,500(1)	$0	$ 667,500(1)(2)	890,000(6)	$ 890,000(7)
Equity Value(8)
Mr. LePore	$0	$ 8,104,995(9)	$0	$0	$4,821,100 (10)	$ 8,104,995(11)	N/A
Mr. Tropiano	$0	$ 1,762,138(9)	$0	$0	$ 912,503(10)	$ 1,762,138(11)	N/A
Mr. Haughey	$0	$ 2,738,928(9)	$0	$0	$ 1,723,315(10)	$ 2,738,928(11)	$ 2,738,928(11)
Mr. Campanelli	$0	$ 2,518,163(9)	$0	$0	$ 1,559,503(10)	$ 2,518,163(11)	$ 2,518,163(11)
Mr. Montalto	$0	$ 1,237,001(9)	$0	$0	$ 768,118(10)	$ 1,237,001(11)	$ 1,237,001(11)
Medical and Health Plans
Mr. LePore	$0	$ 33,336(12)	N/A	$0	$ 33,336(12)	(4)	N/A
Mr. Tropiano	$0	$ 33,336(12)	$ 33,336(12)	$0	$ 33,336(12)	(4)	N/A
Mr. Haughey	$0	$ 33,336(12)	$ 33,336(12)	$0	$ 33,336(12)	(4)	$ 33,336(12)
Mr. Campanelli	$0	$ 33,336(12)	$ 33,336(12)	$0	$ 33,336(12)	(4)	$ 33,336(12)
Mr. Montalto	$0	$ 33,336(12)	$ 33,336(12)	$0	$ 33,336(12)	(4)	$ 33,336(12)
Perquisites
Mr. LePore	$0	$0	$0	$0	$0	$0	N/A
Mr. Tropiano	$0	$0	$0	$0	$0	$0	N/A
Mr. Haughey	$0	$0	$0	$0	$0	$0	$0
Mr. Campanelli	$0	$0	$0	$0	$0	$0	$0
Mr. Montalto	$0	$0	$0	$0	$0	$0	$0

(1)

Upon termination, the Named Executive (except Mr. Montalto) would be entitled to two times annual base salary plus an amount equal to two times his last annual cash bonus paid.  Mr. Montalto would be entitled to 1.5 times annual base salary plus an amount equal to 1.5 times his last cash bonus paid.  The estate of Mr. LePore would not be entitled to this payment in the event of his death.  The Named Executive shall not receive an amount equal to his last cash bonus if termination is a result of his performance. Payment for severance benefits (except upon death) is to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary.

(2)

Life insurance and disability insurance received by the Named Executive will be deducted from the amount payable upon termination.

(3)

Mr. LePore will be entitled to a pro-rated payment of an Incentive Compensation Award pursuant to the terms of his CEO Long-Term Incentive Plan by multiplying the compound annual growth rate (CAGR) by a fraction, the numerator of which is the number of days from the beginning of the Performance Cycle through the date of the Change of Control and the denominator of which is 1,096. The company’s CAGR as of December 31, 2011 was less than 4% and consequently no award would be payable.

(4)

If a Named Executive is terminated after a Change of Control, the severance amounts are the same as before the Change of Control and are determined based on the trigger event for termination.

(5)

Upon termination, Mr. Tropiano would be entitled to an amount equal to his annual base salary.  Payment for severance benefits (except upon death) is to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary.

(6)

If, within two years after a Change of Control, Mr. Tropiano’s or Mr. Montalto’s employment is terminated without “cause” or for a material breach by the company (and in Mr. Montalto’s case for non-renewal of his agreement), the Named Executive would be entitled to two times annual base salary plus an amount equal to two times his last annual cash bonus paid.  The Named Executive would not receive an amount equal to his last cash bonus if termination is a result of his performance.

(7)

Upon resignation by the Named Executive during the 90-day period following 6 months after Change of Control, the Named Executive would be entitled to two times annual base salary plus an amount equal to two times his last annual cash bonus paid.

(8)

Assumes the triggering event took place on the last day of the fiscal year, December 31, 2011, and the price per share is the closing market price as of that date ($32.73).

(9)

Upon termination, provided the reason for such termination is not related to the Named Executive’s performance, all unvested equity awards vest, and the Executive has 24 months from the date of termination to exercise any vested options if the option was granted prior to December 31, 2008 and three months from the date of termination to exercise any vested options if the option was granted after December 31, 2008.

(10)

For awards granted prior to December 31, 2008, upon death or disability, all unvested restricted share and restricted share unit awards immediately vest and are no longer subject to forfeiture; however, unvested awards of options to purchase our common stock terminate.  For awards granted after December 31, 2008, upon death or disability, all unvested restricted share, restricted share unit awards and awards of options to purchase our common stock terminate, except those awards that would have vested as of the next anniversary of the grant date after such termination event.  The Executive or his estate shall have one year from the date of termination or death, as the case may be, to exercise options.  However, Mr. LePore or his representative would have 24 months to exercise vested options granted prior to December 31, 2008 and three months to exercise vested options granted after December 31, 2008.

(11)

Upon a Change of Control, all unvested equity awards immediately vest in full except as described below.  In addition, under each Named Executive’s respective employment agreement (except Mr. LePore and Mr. Tropiano), if a Named Executive is terminated within 12 months of a Change of Control, other than for “cause”, then the options’ exercise period is extended to 24 months from the date of termination. Mr. LePore will have 24 months from the date of termination to exercise any options granted before January 1, 2011 and three months to exercise any options granted after January 1, 2011.  Mr. Tropiano will have three months from the date of termination to exercise any options.  For grants of time-based restricted stock awards granted under the 2008 long term incentive program, all unvested equity awards immediately vest in full, on the following schedule:

a.

on the date of termination, if the Executive’s employment is terminated after the Change of Control without “cause” or upon a material breach by the company; or

b.

on the date of the Change of Control, if the Change of Control occurs two or more years after the 2008 grant.

(12)

Represents the Named Executive’s entitlement to participate, at our expense, in all of our medical and health plans and programs in accordance with COBRA for a period of 18 months (not applicable upon termination in the event of the Named Executive’s death).

Named Executive Who Is No Longer Employed by Us

We entered into a separation and release agreement with Mr. MacPhee on December 17, 2010 in connection with his separation from us, effective January 31, 2011, his separation date.  In accordance with the terms of his employment agreement, we agreed to pay Mr. MacPhee severance payments totaling $750,000 in equal semi-monthly installments, with interest, commencing on August 1, 2011 through February 2013.  In addition, for up to eighteen months following his separation date, we agreed to make bi-weekly payments to Mr. MacPhee, at his election, to cover the cost of premiums for COBRA continuation coverage.  However, Mr. MacPhee did not elect COBRA coverage, so these benefits were not provided or paid to him.  Consistent with the terms of his employment agreement, Mr. MacPhee retained equity awards vested prior to his separation date and was entitled to the acceleration of a portion of certain other equity awards which were not vested at his separation date.  Pursuant to the terms of his employment agreement, Mr. MacPhee has 24 months to exercise vested options granted prior to December 31, 2008 and had three months from his separation date to exercise vested options granted after December 31, 2008.  Pursuant to the separation and release agreement, Mr. MacPhee (i) waived any claim that he may have against us in connection with his employment agreement, (ii) acknowledged his obligations under his employment agreement that he remains subject to the duty of non-disclosure of confidential information, and (iii) will not solicit any business or employees away from us for one year following his separation date.  Consistent with his separation and release agreement, the value of Mr. MacPhee’s separation payments include $750,975 in cash and $3,538,944 in equity awards, totaling $4,289,919.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As a public company, our directors, executive officers and the beneficial owners of more than 10% of our common stock are subject to reporting requirements under Section 16(a) of the Exchange Act and are required to file certain reports with the SEC in respect of their ownership of our equity securities and changes thereto.  Based solely upon review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that, during fiscal year 2011, all such reports were timely filed, except for the following late reports:  Messrs. Campanelli, Haughey, LePore and Tropiano each filed a timely Form 4 on January 10, 2011 with respect to the grant of equity awards, but filed an amendment on January 31, 2011 to correct an administrative error.

OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any business that will be presented for consideration at the meeting other than as described herein. If any other matter(s) are properly brought before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying proxy card to vote the proxies that they receive in respect of such matter(s) in accordance with their judgment.

A copy of our Annual Report on Form 10-K for fiscal year 2011 is included with this proxy statement and will be delivered to any of our stockholders, without charge, upon a written request by a stockholder.  Requests for a copy of our Annual Report should be addressed to our Secretary at 300 Tice Boulevard, Woodcliff Lake, NJ  07677.  In addition, our Annual Report is available on our website at www.parpharm.com/proxy.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with our Bylaws and Rules 14a-4(c) and 14a-5(e) under the Exchange Act, we hereby notify our stockholders that we had not received, on or before February 18, 2012, proper notice of any other proposed matter to be submitted for stockholder vote at the 2012 meeting; and accordingly, any proxies received in respect of the meeting will be voted in the discretion of our management on any other matters(s) that may properly come from the meeting.

Any proposal that is intended to be presented by any stockholder for action at the 2013 Annual Meeting of Stockholders must be received in writing by our Secretary, at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, no later than December 4, 2012, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 meeting.  Advance notice of stockholder nominations for the election of directors must be delivered personally to, or mailed to and received by, our Secretary at the address listed above, not less than 20 nor more than 60 days prior to the 2013 meeting date; however, in the event that less than 30 days’ prior notice or public disclosure of the 2013 meeting date is given or made to our stockholders, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or such public disclosure was made.

We hereby further notify our stockholders that if we do not receive written notice by February 18, 2013 of a matter proposed to be submitted for our stockholders’ vote at the 2013 Annual Meeting of Stockholders, proxies received by members of our management for such meeting may be voted, at the discretion of such management members, on any matter(s) that properly come from such meeting, without any discussion of such proposed matter(s) in the proxy statement to be distributed in respect of such meeting.

By Order of the Board of Directors

Barry J. Gilman

Secretary

Dated:  March 29, 2012

APPENDIX A

PAR PHARMACEUTICAL COMPANIES, INC.

2012 OMNIBUS INCENTIVE PLAN

Effective as of May 17, 2012

Article 1.  Purpose and Adoption of the Plan

1.1

Purpose of the Plan.  The purposes of the Par Pharmaceutical Companies, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to assist the Company and its Affiliates in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Affiliates to achieve long-term corporate objectives and to enable certain stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.2

Adoption and Term.  The Plan was adopted and approved by the Board on March 23, 2012, to be effective on and otherwise subject to approval of the stockholders of the Company (the “Effective Date”).  The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

1.3

Effect on Prior Plans.  As of the Effective Date, the Prior Plans of the Company shall be frozen and no new awards shall be made under such Prior Plans; provided, however, all awards outstanding under the Prior Plans as of the Effective Date shall continue to be administered under the Prior Plans and subject to the terms and conditions as set forth in the applicable award agreements.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1

“Affiliate” means an entity in which the Company has a controlling interest or such entity has a controlling interest in the Company, in either case directly or indirectly through one or more intermediaries; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.  For purposes of this definition, the term “controlling interest” shall have the meaning given such term with respect to Section 409A of the Code and Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.2

“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3

“Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4

“Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5

“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 as promulgated under the Exchange Act.

2.6

“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7

“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8

“Change of Control” means any of the following events:

(a)

Any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 as promulgated under the Exchange Act) of more than twenty percent (20%) of the then outstanding Shares entitled to vote generally in the election of Directors of the Company;

(b)

The consummation of (i) a merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (ii) a sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(c)

The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

Provided, however, that a “Change of Control” shall not be deemed to have taken place if beneficial ownership is acquired by the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.  In addition, notwithstanding the foregoing, with respect to any payment pursuant to an Award constituting “nonqualified deferred compensation” subject to Section 409A of the Code that is triggered upon a Change of Control, a transaction shall not be deemed to be a Change of Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.

2.9

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  If the Committee ceases to exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11

“Company” means Par Pharmaceutical Companies, Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.12

“Covered Employee” means any salaried Employee who is or may become a “covered employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five (25%) percent of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13

“Director” means any individual who is a member of the Board of Directors.

2.14

“Director Grant Date” means the date an Eligible Director was initially elected to the Board and for each calendar year thereafter, the earliest to occur of the following: (a) the date on which the stockholders of the Company shall elect directors at an annual meeting of stockholders or any adjournment thereof, (b) the date in January of each year on which the first meeting of the compensation committee of the Company occurs or (c) the last business day of January of each fiscal year.

2.15

“Effective Date” has the meaning set forth in Section 1.2.

2.16

“Eligible Director” means any Director who is not an employee of the Company or any Affiliate or Subsidiary.

2.17

“Employee” means any person classified as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.18

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.  In the event Shares are not publicly traded on an established stock exchange at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.  Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.20

“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21

“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 to an Employee and that is classified as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23

“Insider” means an individual who is, on the relevant date, an officer or Director, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 7 and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.26

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.28

“Participant” means any eligible person selected by the Committee and to whom an Award is granted.

2.29

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30

“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31

“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32

“Performance Share” means an Award under Article 9 that is denominated in Shares, the value of which at the time the Award is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33

“Performance Unit” means an Award under Article 9 that is denominated in units, the value of which at the time the Award is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.35

“Plan” means the Par Pharmaceutical Companies, Inc. 2012 Omnibus Incentive Plan, as it may be amended from time to time.

2.36

“Plan Year” means the calendar year.

2.37

“Prior Plans” mean the Company’s 2004 Performance Equity Plan, the 2004 Annual Executive Incentive Plan and the 1997 Directors’ Stock and Deferred Fee Plan, each as amended from time to time.

2.38

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.39

“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8.

2.40

“Share” means a share of common stock of the Company, $.01 par value per share.

2.41

“Share Authorization” has the meaning set forth in Section 4.1.

2.42

“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.43

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an ownership interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.  Administration

3.1

General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2

Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, making factual determinations and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.  In addition, the Committee shall have the authority to grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under other compensation plans or arrangements of the Company.

3.3

Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan.  In the event of a delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.

Article 4.  Shares Subject to the Plan and Maximum Awards

4.1

Number of Shares Available for Awards.

(a)

Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan with respect to Awards made under the Plan shall be 6,500,000 Shares, plus the number of Shares subject to awards granted under the Prior Plans and outstanding as of the Effective Date that expire or are otherwise forfeited, canceled or terminated after the Effective Date (the “Share Authorization”).

(b)

Notwithstanding the foregoing, the maximum number of Shares available for issuance to Participants under the Plan as ISO Awards shall be 6,500,000 Shares.

(c)

Each Share issued with respect to settlement of an Option or SAR Award shall count as one (1) share against the Share Authorization.  Each Share issued with respect to settlement of a Full Value Award shall count as 1.75 shares against the Share Authorization.

(d)

Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Award granted on or after the Effective Date that vests solely on the basis of the passage of time (i.e., not on the basis of achievement of performance goals) shall not vest more quickly than over a three (3)-year period following the date of grant, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the date of grant for, earlier or accelerated vesting (on a full or pro rata basis) (i) in the event of the Participant’s death, disability or other involuntary termination of service, or upon a Change of Control, (ii) with respect to Awards granted to non-employee directors or consultants, or (iii) in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment of the Participant.

4.2

Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued; however, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan.  Notwithstanding the foregoing, Shares surrendered to or withheld by the Company in payment or satisfaction of the Exercise Price of an Option or a tax withholding obligation with respect to an Award shall not be available for the grant of new Awards under the Plan.  To the extent that any Shares underlying a Full Value Award are returned to or become available for new Awards under the Share Authorization, then the number of Shares added back to the Share Authorization for each such share shall be equal to 1.75.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3

Annual Award Limits.  Subject to adjustment in accordance with Section 4.4, Awards shall be subject to the following limits (each, an “Annual Award Limit,” and collectively, the “Annual Award Limits”): (a) the maximum aggregate number of Shares subject to Options or SARs granted in any one Plan Year to any one Participant shall be five hundred thousand (500,000), (b) the maximum aggregate number of Shares subject to any Full Value Awards granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000), and (c) the maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of ten million dollars ($10,000,000); provided, the Committee may grant Awards to a Participant in excess of these Annual Award Limits if the Committee expressly determines that a particular Award shall not be designed to qualify as Performance-Based Compensation.

4.4

Adjustments to Reflect Capital Changes.  In the event of any “equity restructuring” (within the meaning of FASB ASC Topic 718, Compensation—Stock Compensation) that causes the per share value of the Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (a) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (b) the number and kind of Shares or other securities subject to outstanding Awards, (c) the Option Price of outstanding Options or the Grant Price of outstanding SARs, and (d) the Annual Award Limits or any other maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of the rights of Participants.  No adjustment shall be made pursuant to this Section 4.4 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause an Award to be subject to adverse tax consequences under Sections 409A or 422 of the Code.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case under this Section 4.4.

Article 5.  Eligibility and Participation

5.1

Eligibility.  Individuals eligible to participate in this Plan include all Employees, Eligible Directors and Third Party Service Providers.

5.2

Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.

Article 6.  Stock Options

6.1

Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2

Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3

Option Price and Term.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.  The Option Price of any ISO granted to a person who at the time of the grant owns stock possessing more than 10% of the combined voting power of the capital stock of the Company must be at least 110% of the Fair Market Value of a Share on the date of grant.  The latest expiration date may not be later then the tenth (10th) anniversary of the date of grant (for an ISO, the fifth (5th) anniversary of the date of grant if the recipient is a holder of more than 10% of the combined voting power of the capital stock of the Company).

6.4

Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, Option terms may be different than outlined in the Plan for Participants outside the United States.

6.5

Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6

Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by a “net exercise” method under which the Company reduces the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price; or (e) by a combination of the above methods or any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7

Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8

Termination of Service.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9

Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.  Stock Appreciation Rights

7.1

Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each SAR grant shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

7.2

SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3

Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, SAR terms may be different than outlined in the Plan for Participants outside the United States.

7.4

Exercise of SARs.  Each SAR grant may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5.

Settlement of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)

The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  In the event that all or a portion of the payment is made in Shares, the number of Shares delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise.  No fractional Share shall be issued to make any payment in respect of a SAR; if any fractional share would be issuable, the combination of cash and Shares payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6

Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7

Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.  Restricted Stock and Restricted Stock Units

8.1

Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2

Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3

Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4

Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Par Pharmaceutical Companies, Inc. 2012 Omnibus Incentive Plan, and in the associated Award Agreement.  A copy of the Plan and such Award Agreement may be obtained from Par Pharmaceutical Companies, Inc.

8.5

Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6

Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.7

Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8

Eligible Director Annual Restricted Stock Unit Award and Deferred Fee Program.

(a)

Annual Grants.  In addition to any other Awards granted under this Plan, following the Effective Date and until modified by the Board, each Eligible Director shall be granted a Restricted Stock Unit Award on each Director Grant Date for a number of Shares having an aggregate Fair Market Value, determined as of the Director Grant Date, equal to such dollar amount as may be fixed from time to time by the Board prior to the applicable date of grant (after consideration of the Compensation Committee’s recommendations), which amount shall initially be set at $125,000 (the “Annual Restricted Unit Grant”).  Any fractional shares resulting from the calculation of the Annual Restricted Unit Grant shall be rounded up to the next highest whole number of shares.  No Eligible Director may receive more than one Annual Restricted Unit Grant in any Plan Year.  Each Annual Restricted Unit Grant shall be credited as Stock Units to the director’s Stock Account as established under Section 8.8(d).  Each Annual Restricted Unit Grant shall be deemed to be vested in full on the first anniversary of the date of grant with respect to such Award, subject to any additional conditions imposed by the Board and set forth in an Award Agreement.  Upon vesting, such Restricted Stock Units shall continue to be held in the director’s Stock Account until payment becomes due in accordance with Section 8.8(e).  If an Eligible Director shall be removed “for cause” as a member of the Board on or prior to the first anniversary of the date of grant of any Annual Restricted Unit Grant, such Award shall terminate and be forfeited in its entirety and any Stock Units relating to such Award shall be subtracted from such director’s Stock Account.

(b)

Deferral Elections.  Subject to compliance with Section 409A and any applicable rules adopted by the Board, an Eligible Director may elect to defer receipt of all or a specified portion of the annual retainer fees otherwise payable in cash to the Eligible Director for serving on the Board or any committee thereof.  An Eligible Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Board.  The notice shall include: (i) the percentage of annual retainer fees to be deferred, and (ii) the time as of which deferral is to commence.  Amounts deferred by a director pursuant to this Section 8.8(b) shall be converted into Stock Units in accordance with Section 8.8(d).

(c)

Time for Electing Deferral.  A deferral election with respect to any annual retainer fees earned for a calendar year must be made prior to the beginning of that calendar year; provided, that if an individual becomes an Eligible Director after the first day of any calendar year, a deferral election with respect to fees earned during that calendar year must be made within thirty (30) days of the date such individual becomes an Eligible Director.  A deferral election shall continue in effect until the Eligible Director terminates service with the Board, unless the Eligible Director provides the Board with a subsequent election to alter the portion of future amounts to be deferred, including reducing such amount to zero, which election shall be effective for amounts earned in the calendar year or years following the calendar year in which the subsequent election is made unless and until another election is made.

(d)

Stock Accounts.  A Stock Account shall be established for each Eligible Director.  Annual Restricted Unit Grants shall be credited as Stock Units directly to the Stock Account.  In addition, fees deferred by an Eligible Director shall be converted into Stock Units and credited to the Eligible Director’s Stock Account as of the date such amounts would have otherwise been paid in cash to the Eligible Director.  The conversion of the director’s fees into Stock Units shall be based on the Fair Market Value of the Shares as of the date of conversion.  An Eligible Director’s Stock Account shall also be credited with dividend equivalents and other distributions pursuant to Article 13.  No interest shall be credited on fees deferred by an Eligible Director.  Fractional units shall be credited to a director’s Stock Account cumulatively but the balance of shares of Stock Units in a director’s Stock Account shall be rounded to the next highest whole share for any payment to such director pursuant to Section 8.8(e).

(e)

Payment of Accounts.  Subject to Section 8.8(f), an Eligible Director shall receive a distribution of his or her Stock Account as soon as practicable after the first day of the seventh month following the month that includes the date of his or her termination of service as a director (which shall in any event be determined to qualify as a “separation from service” as defined under Section 409A of the Code and the applicable regulations thereunder).  Such distribution shall consist of one Share for each Stock Unit credited to such director’s Stock Account as of the date of distribution.  If at any time the Board shall determine that payment of Shares to an Eligible Director or the ownership or subsequent disposition of such Shares by such director may violate or conflict with any applicable law or regulation, the Board may, in its discretion, pay all or a portion of the director’s Stock Account in cash.  In this case, the amount of cash shall be determined with reference to the Fair Market Value of the Shares for the trading day immediately preceding the payment date.

(f)

Accelerated Payment.  In the event a “Sale” of the Company (as defined below) occurs, all outstanding Annual Restricted Unit Grants shall be deemed fully vested and, within ten (10) days of the date of such Sale, each director shall receive a lump sum distribution in cash equal to the value of all Stock Units credited to such director’s Stock Account as of distribution.  For purposes of this Section 8.8(f), “Sale” shall mean a “Change in Control” as defined under subsection (b) of Section 2.8 above; provided, that, subject to the requirements of Section 409A and the regulations thereunder, a Sale shall not be deemed to have occurred if there shall be an affirmative vote of a majority of the Board to suspend the provisions of Section 8.8(f) of the Plan with respect to any such event.

Article 9.  Performance Units/Performance Shares

9.1

Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2

Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3

Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4

Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5

Termination of Service.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 10.  Cash-Based Awards and Other Stock-Based Awards

10.1

Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, as the Committee may determine.

10.2

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3

Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish performance goals in its discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4

Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in its discretion.

10.5

Termination of Service.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6.

Annual Cash Incentive Award Program for Covered Employees.

(a)

Annual Incentive Award.  In addition to any other Awards granted under this Plan and until modified by the Committee, for each Plan Year (or other fiscal year of the Company) ending after the Effective Date, each Covered Employee shall be eligible to receive a monetary payment for such year based on a percentage of an incentive pool equal to five percent (5%) of the Company’s operating income for the year.  The Committee shall allocate an incentive pool percentage to each Covered Employee for each Plan Year.  In no event may (i) the incentive pool percentage for any one Covered Employee exceed fifty percent (50%) of the total pool, and (ii) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

(b)

Determination of Covered Employees’ Allocations.  As soon as possible after the determination of the incentive pool for a year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool (the “Incentive Pool Allocation”) based upon the percentage established at the beginning of the year.  Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s Incentive Pool Allocation subject to adjustment in the sole discretion of the Committee pursuant to Section 10.6(c).  In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion of the pool.

(c)

Adjustment of Incentive Pool Allocation.  The Incentive Pool Allocation to a Covered Employee pursuant to Section 10.6(b) may not be adjusted upward.  The Committee shall retain the discretion to adjust such Incentive Pool Allocation downward (including a reduction to zero), either on a formula or discretionary basis or any combination, as the Committee determines.

(d)

Form and Timing of Payment.  The Incentive Pool Allocation, as adjusted pursuant to Section 10.6(c), shall be paid in cash within two and one-half (2-1/2) months after the end of the applicable Plan Year or other fiscal year, subject to Committee certification in writing of the amount of operating income for such year in accordance with Section 162(m)(4)(C)(iii) of the Code; provided, however, the Committee may permit or require a Covered Employee to defer receipt of all or a portion of the payment that would otherwise be payable to the Covered Employee.  If any such deferral is required or permitted, the Committee, shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(e)

Termination of Employment.  Except as provided below, an Incentive Pool Allocation award shall be paid for a Plan Year only to a Covered Employee who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the entire Plan Year and who is employed by the Company on the date the Incentive Pool Allocation award is paid.  To the extent consistent with the deductibility of awards under Section 162(m) of the Code and the regulations thereunder, the Committee may in its sole discretion grant an Incentive Pool Allocation award for a year to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the applicable year, or whose employment is terminated during the year because of the Participant’s death, disability (as defined in Section 22(e)(3) of the Code), retirement (as determined by the Committee), or any other termination event.  In such cases of active employment for part of a year, the Committee may provide for a pro rata Incentive Pool Allocation award may be paid for the year.

Article 11.  Transferability of Awards

11.1

Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant.  Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2

Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 11.1 and to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, (a) shares of Restricted Stock may be transferred, without payment of consideration, to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, and (b) NQSOs may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding NQSOs to provide for such transferability.

11.3

Domestic Relations Orders.  Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 12.  Performance Measures

12.1

Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)

Net earnings or net income (before or after taxes);

(b)

Earnings per share;

(c)

Net sales or revenue growth;

(d)

Net operating profit;

(e)

Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)

Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)

Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)

Gross or operating margins;

(i)

Productivity ratios;

(j)

Share price (including, but not limited to, growth measures and total stockholder return);

(k)

Expense targets;

(l)

Margins;

(m)

Operating efficiency;

(n)

Market share;

(o)

Customer satisfaction;

(p)

Working capital targets; and

(q)

Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measures as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2

Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items for accounting purposes and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3

Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4

Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.  Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.  Dividend equivalents shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.  Notwithstanding any other provision of this Article 13 or the Plan to the contrary, amounts credited to a Participant as dividend equivalents with respect to any unvested portions of an Award whose vesting is subject to the achievement of specified Performance Measures or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.

Article 14.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 15.  Rights of Participants

15.1

Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2

Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3

Rights as a Stockholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16.  Change of Control

16.1

Change of Control of the Company.  With respect to each Award granted under the Plan, the Committee shall determine whether and to what extent such Award will become vested or any forfeiture restrictions will lapse in the event of a Change of Control or upon the occurrence of one or more specified conditions following a Change of Control.  Such provisions relating to the effect of a Change of Control on an outstanding Award shall be set forth in the applicable Award Agreement.

16.2

Certain Mergers.  If in connection with a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company (“Merger”) in which the Company is not the surviving corporation or pursuant to which a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, or converted into, or otherwise become shares of another corporation, and the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), does not assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of the last date prior to such Merger, as the Board so determines.  The exercise and/or vesting of any Award that was permissible solely by reason of this Section 16.2 shall be conditioned upon the consummation of the Merger.  Any Awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

Article 17.  Amendment, Modification, Suspension, and Termination

17.1

Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, that no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

17.2

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3

Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4

Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

17.5

No Repricing.  Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or SAR to lower its Exercise or Grant Price, as applicable; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option or SAR at a time when its Exercise or Grant Price, as applicable, is greater than the Fair Market Value of the underlying Shares in exchange or substitution for another Award, unless the exchange or substitution occurs in connection with a change in capitalization or similar change under Section 4.4 above.  Such exchange or substitution as described in clause (c) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Article 18.  Withholding

18.1

Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.  The Company may defer payment or issuance of the cash or Shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax.

18.2

Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the total minimum statutory withholding tax that could be imposed on the transaction required.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.  General Provisions

20.1

Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company,

Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)

Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies as may be adopted or implemented by the Board or the Committee.

20.2

Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3

Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4

Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5

Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  It is further intended that Awards under the Plan shall either be exempt from or compliant with Section 409A of the Code and Awards granted under the Plan shall be interpreted accordingly.  With respect to any Award intended to be subject to and compliant with Section 409A of the Code, a payment under such Award may be accelerated if at any time the Plan fails to meet the requirements of Section 409A of the Code and regulations and other guidance promulgated thereunder; provided, however, that any such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code and the applicable regulations thereunder.  Notwithstanding any provision to the contrary in the Plan or an Award Agreement, if the Participant is deemed on the date of the Participant’s “separation from service” (as defined under Section 409A of the Code) to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment to such Participant under an Award that is subject to and not otherwise exempt from Section 409A of the Code which is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of the Participant’s separation from service, and (b) the date of the Participant’s death.

20.6

Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)

Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7

Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8

Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9

Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)

Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)

Determine which Employees or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)

Modify the terms and conditions of any Award granted to Employees or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)

Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10

Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11

Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13

Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14

Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15

No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.16

Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.17

Indemnification.  Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.18

Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or SARs and the tolling of any applicable exercise period during such suspension) on the issuance of Shares with respect to any Award unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules, and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

20.19

Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

APPENDIX B

NON-GAAP FINANCIAL MEASURES

The discussion of our 2011 results in the Compensation Discussion and Analysis section of this proxy statement include non-GAAP measures of Cash EPS, Adjusted EBITDA, Adjusted Return on Capital Employed and Adjusted Net Income.  The 2011 Financial Performance Objectives also included the GAAP measures Capital Spending, which was disclosed on the consolidated statements of cash flows on page F-6 of our consolidated financial statements included in our Annual Report on Form 10-K, and Gross Margin, which was disclosed on the consolidated statements of operations on page F-4 of our consolidated financial statements included in our Annual Report on Form 10-K.

Cash EPS

Cash EPS is a non-GAAP financial measure because it excludes certain items from the calculation of diluted earnings per share.  For 2011, the certain items excluded were (1) amortization of inventory step up established with the purchase accounting related to the acquisition of Anchen, (2) restructuring costs, (3) amortization expense related to intangible assets, (4) transaction costs related to the acquisition of Anchen and Edict, (5) litigation settlements and loss contingencies, (6) discontinued operations, and (7) consequential tax effects of each of the previous adjustments and other tax impacts.

Adjusted EBITDA

EBITDA is a non-GAAP financial measure that generally represents earnings (e.g., revenues less expenses) excluding interest, taxes, depreciation, and amortization.  In calculating adjusted EBITDA for 2011, we added back to (loss) income from continuing operations before provision for income taxes: (1) amortization of inventory step up established with the purchase accounting related to the acquisition of Anchen, (2) restructuring costs, (3) amortization expense related to intangible assets, (4) transaction costs related to the acquisition of Anchen and Edict, (5) litigation settlements and loss contingencies, (6) depreciation expense related to property, plant and equipment, and (7) interest expense related to our five-year term loan, fees associated with unused credit facilities and the write-off of remaining deferred financing costs related to our previous unsecured credit facility that was replaced in 2011.

Adjusted Return on Capital Employed

Return on Capital Employed (ROCE) is a ratio that indicates the efficiency and profitability of a company's capital investments.  ROCE is generally calculated as earnings before interest and taxes divided by the result of average total assets less average current liabilities for a period.  In calculating adjusted Return on Capital Employed for 2011, we added back to (loss) income from continuing operations before provision for income taxes: (1) amortization of inventory step up established with the purchase accounting related to the acquisition of Anchen, (2) restructuring costs, (3) transaction costs related to the acquisition of Anchen and Edict, (4) litigation settlements and loss contingencies, and (5) interest expense related to our five-year term loan, fees associated with unused credit facilities and the write-off of remaining deferred financing costs related to our previous unsecured credit facility that was replaced in 2011, net of interest income.  The amounts used in the calculations of average total assets and average current liabilities for 2011 were not adjusted and were disclosed on the consolidated balance sheets on page F-3 of our consolidated financial statements included in our Annual Report on Form 10-K.

Adjusted Net Income

For 2011, we adjusted for the following items to our GAAP net (loss) to calculate Adjusted Net Income: (1) added back amortization of inventory step up established with the purchase accounting related to the acquisition of Anchen, (2) added back restructuring costs, (3) added back amortization expense related to intangible assets, (4) added back transaction costs related to the acquisition of Anchen and Edict, (5) added back litigation settlements and loss contingencies, (6) adjusted for discontinued operations, and (7) adjusted for the consequential tax effects of each of the previous adjustments and other tax impacts.

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PAR PHARMACEUTICAL COMPANIES, INC.

Proxy for Annual Meeting of Stockholders to Be Held on May 17, 2012

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE COMPANY’S BOARD OF DIRECTORS

The undersigned stockholder(s) of PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), hereby constitute(s) and appoint(s) Patrick G. LePore and Thomas J. Haughey, and each of them, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the 2012 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Intercontinental New York Barclay Hotel, 111 East 48th Street, New York, New York 10017, on May 17, 2012, at 10:00 a.m. (local time), or any adjournment(s) thereof, all of the shares of common stock of the Company that the undersigned would be entitled to vote if then personally present at such Meeting in the manner specified herein and on any other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE.  IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, 2, 3 AND 4.  THIS PROXY WILL BE VOTED IN THE JUDGMENT OF MANAGEMENT ON ANY OTHER MATTER(S) THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

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NOTICE OF INTERNET AVAILABILITITY OF PROXY MATERIAL

The Notice of Meeting, proxy statement and proxy card are available at HTTP://WWW.PARPHARM.COM/PROXY

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES.

1.

ELECTION OF CLASS I DIRECTORS:

    ☐   FOR ALL NOMINEES

    ☐   WITHHOLD AUTHORITY for all nominees

 ☐ FOR ALL EXCEPT (See instructions below)

Nominees:  ☐ Peter S. Knight

  ☐ Thomas P. Rice

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL

EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ☐

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2.

TO RATIFY THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE LLP AS THE COMPANY’S AUDITORS FOR FISCAL YEAR 2012:

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

3.

APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4.

4.

APPROVAL OF AN ADVISORY (NON-BINDING) PROPOSAL ON THE COMPANY’S 2011 EXECUTIVE COMPENSATION PROGRAMS AND POLICIES FOR THE NAMED EXECUTIVES

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF AND AS PROVIDED IN RULE 14A-4(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage Pre-paid Envelope.

Dated: ______________

, 2012

Signature of Stockholder

Signature, if held jointly

Please sign exactly as name appears on this Proxy.  When shares are held by jointly, each holder must sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership or LLC, please sign in entity’s name by authorized person.

                    __________________________________________________________________________________________

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